Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐ Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Investors Real Estate Trust (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INVESTORS REAL ESTATE TRUST 1400 31st Ave SW, Suite 60 P.O. Box 1988 Minot, ND 58702-1988

May 1, 2019

Dear Fellow Shareholders:

It is a pleasure to invite you to attend the 49th Annual Meeting of Shareholders (the "2019 Annual Meeting") of Investors Real Estate Trust (the "Company"), to be held on Thursday, June 13, 2019, at 9:00 a.m. Central Daylight Time, at the Company's offices located at 800 LaSalle Avenue, Suite 1600, Minneapolis, Minnesota 55402.

At the 2019 Annual Meeting, you will be asked to vote on the following items:

  1.
  The election of the eight nominees named in the Proxy Statement as trustees of the Company, each for a term of one year and until his or her successor is duly elected and qualified;

  2.
  an advisory vote on executive compensation;

  3.
  the ratification of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2019; and

  4.
  such other matters as may properly come before the 2019 Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Trustees recommends that you vote to (1) elect the eight trustee nominees named in the Proxy Statement; (2) approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and (3) ratify the appointment of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2019.

Information about the 2019 Annual Meeting and the formal business to be acted on by our shareholders is included in the Notice of Annual Meeting and the Proxy Statement that follow. Our 2019 proxy materials and Annual Report for the eight-month transition period ended December 31, 2018 are available online at www.proxyvote.com.

On or about May 1, 2019, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on: (1) how to access our Proxy Statement and Annual Report via the Internet and (2) how to vote. The notice also included instructions on how to receive a paper copy of the proxy materials. On or about May 1, 2019, other shareholders, in accordance with their prior requests, were sent e-mail notifications containing instructions on how to access our proxy materials via the Internet and to vote, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

Please refer to the Proxy Statement for details on the 2019 Annual Meeting, including detailed information on each of the proposals to be voted on at the meeting. Your shareholder vote is important, and I encourage you to vote promptly.

Sincerely, INVESTORS REAL ESTATE TRUST
Mark O. Decker, Jr. President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, June 13, 2019, at 9:00 a.m. CDT

Notice is hereby given that the 2019 Annual Meeting of Shareholders (the "2019 Annual Meeting") of Investors Real Estate Trust (the "Company") will be held on Thursday, June 13, 2019, at 9:00 a.m. Central Daylight Time, at the Company's offices located at 800 LaSalle Avenue, Suite 1600, Minneapolis, Minnesota 55402, for the following purposes:

  1.
  To elect the eight nominees named in the Proxy Statement as trustees of the Company, each for a term of one year expiring at the 2020 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified;

  2.
  To hold an advisory vote on executive compensation (the "say on pay vote");

  3.
  To ratify Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2019; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

These items are described in more detail in the Proxy Statement. We have not received notice of any other matters that may properly be presented at the 2019 Annual Meeting.

The Company's Board of Trustees has fixed the close of business on April 18, 2019 as the record date for determining the shareholders entitled to receive notice of and to vote at the 2019 Annual Meeting or any adjournment(s) or postponement(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Company's 2019 Annual Meeting to be held on June 13, 2019: The 2019 Proxy Materials and Annual Report for the transition period ended December 31, 2018 are available at www.proxyvote.com.

By Order of the Board of Trustees,
Anne Olson General Counsel and Secretary

Minot, North Dakota
May 1, 2019

It is important that your shares be represented and voted at the 2019 Annual Meeting. You can vote your shares by one of the following methods: (1) by Internet; (2) by telephone; (3) if you received your proxy materials by mail, by mailing your proxy card; or (4) in person at the 2019 Annual Meeting. Any proxy may be revoked in the manner described in the Proxy Statement at any time prior to its exercise at the 2019 Annual Meeting.

This page has been intentionally left blank.

INVESTORS REAL ESTATE TRUST

1400 31st Avenue SW, Suite 60
P.O. Box 1988
Minot, ND 58702-1988
Telephone: (701) 837-4738
Fax: (701) 838-7785

PROXY STATEMENT

May 1, 2019

Proxies are solicited by the Board of Trustees (the "Board" or "Board of Trustees") of Investors Real Estate Trust, a North Dakota real estate investment trust (the "Company"), for use at the Company's 2019 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, June 13, 2019, at 9:00 a.m. Central Daylight Time. The Annual Meeting will be held at the Company's offices located at 800 LaSalle Avenue, Suite 1600, Minneapolis, Minnesota 55402. Only the holders of record of the Company's common shares of beneficial interest, no par value ("Shares" or "common shares"), at the close of business on April 18, 2019 (the "Record Date"), are entitled to vote at the Annual Meeting. The holders of the Company's common units, 6.625% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, no par value, and Series D preferred units are not entitled to vote at the Annual Meeting. As of the close of business on April 18, 2019, the Company had 11,768,444 Shares issued and outstanding, each of which is entitled to one vote at the Annual Meeting. Thirty-three and one-third percent (33-1/3%) of the Shares outstanding on the Record Date must be present in person or represented by proxy to constitute a quorum.

On September 20, 2018, our Board of Trustees approved a change in the Company's fiscal year-end to December 31, effective for the fiscal year beginning on January 1, 2019. As a result, the Company had an eight-month transition period ended December 31, 2018 (which we refer to herein as the "2018 transition period"). The information contained in our Transition Report on Form 10-KT, as well as in this Proxy Statement, reflects information for the 2018 transition period.

On December 27, 2018, the Company effected a 1-for-10 reverse split of its common shares. As a result, the share ownership information presented in this Proxy Statement has been restated to reflect the 1-for-10 reverse stock split.

The cost of soliciting proxies will be borne by the Company. The Company has engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 ("Morrow Sodali"), to assist with the solicitation of proxies. The Company will pay Morrow Sodali a fee of $8,000 plus reimbursement of out-of-pocket expenses and disbursements currently estimated at an additional $6,000, with the final amount of such disbursements depending on the level of services actually provided. Trustees, officers, and employees of the Company may, without additional compensation, solicit proxies by mail, email and/or telephone.

The Company is furnishing proxy materials to its shareholders primarily via the Internet. On or about May 1, 2019, the Company mailed to its shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Company's proxy materials, including this Proxy Statement and the Annual Report for the 2018 transition period, and how to vote through the Internet, by mail or in person. On or about May 1, 2019, certain shareholders, in accordance with their prior requests, were sent e-mail notifications of how to access the proxy materials and to vote or have been mailed paper copies of the Company's proxy materials and a proxy card or voting form.

Internet distribution of the Company's proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive the Company's proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

The Company will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the proxy materials to the beneficial owners of Shares and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to the beneficial owners. If a shareholder is a participant in the Company's Distribution Reinvestment and Share Purchase Plan (the "DRSP Plan"), the proxy represents a voting instruction as to the number of full Shares in such shareholder's DRSP Plan account, as well as any Shares held directly by the shareholder.

You may vote your Shares at the Annual Meeting in person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which will be provided at the meeting.

If you cannot attend the Annual Meeting in person, or you wish to have your Shares voted by proxy even if you do attend the Annual Meeting, you may vote by duly authorized proxy over the Internet, by telephone, or by mail. In order to vote over the Internet, you must first go to www.proxyvote.com, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form available and follow the instructions.

In order to vote by telephone, you must call 1-800-690-6903, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form available and follow the instructions.

To vote by mail using a proxy card, you must sign, date, and mail the proxy card in the envelope provided. You may request a proxy card as instructed in the Notice of Internet Availability of Proxy Materials.

All properly executed or authorized proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. If no vote is specified on such a proxy, or no vote is specified as to a particular proposal, the Shares represented by such proxy as to such no vote will be voted FOR the election of each of the eight trustee nominees, FOR the advisory approval of executive compensation and FOR the ratification of the selection of Grant Thornton LLP as the Company's independent auditor for the fiscal year ending December 31, 2019. If other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. The Company has not received notice of other matters that may properly be presented for voting at the Annual Meeting.

If your shares are held in the name of a broker, you should receive a voting instruction form from your broker. Your broker will vote your shares in the manner you timely indicate pursuant to the voting instruction form. If you do not timely indicate your voting instructions to your broker, the broker will not be permitted to vote your shares at the Annual Meeting on Proposal 1 (election of trustees) and Proposal 2 (advisory vote on executive compensation) because such proposals are not routine matters under NYSE rules. However, your broker may, in its discretion, vote your shares on Proposal 3 (ratification of Grant Thornton LLP as the Company's independent auditor) if you do not timely indicate voting instructions on that proposal because the proposal is a routine matter under NYSE rules. Accordingly, if you hold shares in street name in a bank or brokerage account, it is critical that you cast your vote if you want it to count in the election of trustees and the advisory vote on executive compensation.

Shares entitled to vote but which, at the direction of the beneficial owner, are not voted on one or more matters ("abstentions") will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (i.e., broker non-votes) are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.

The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the eight trustee nominees (Proposal 1); to approve, on an advisory basis, executive compensation (Proposal 2); and to ratify the selection of Grant Thornton LLP as the Company's independent auditor (Proposal 3).

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before polls close at the Annual Meeting by either: (1) delivering to Anne Olson, the Secretary of the Company, a written notice of revocation or a duly executed proxy bearing a later date; (2) authorizing a subsequent proxy by telephone or through the designated Internet site; or (3) attending the Annual Meeting and voting in person. If your shares are held on your behalf by a broker, bank, or other nominee, you must contact them to receive instructions on how to revoke your proxy.

The Company's principal executive offices are located at 1400 31st Avenue SW, Suite 60, Minot, ND 58702. The Company's telephone number is (701) 837-4738, and the facsimile number is (701) 838-7785.

PROPOSAL 1: ELECTION OF TRUSTEES

Description of Proposal

The Articles of Amendment and Third Restated Declaration of Trust of the Company (the "Declaration of Trust") provide that the Board of Trustees shall be composed of not less than five nor more than fifteen trustees. The Board currently consists of eight trustees.

Jeffrey P. Caira, Michael T. Dance, Mark O. Decker, Jr., Emily Nagle Green, Linda J. Hall, Terrance P. Maxwell, John A. Schissel, and Mary J. Twinem have been nominated for election as trustees at the Annual Meeting, to serve for a term of one year expiring at the 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Jeffrey L. Miller served as a Trustee of the Company for 33 years until his retirement at the 2018 Annual Meeting. He served as a Trustee and as a member of the Capital Markets Committee from May 1, 2018 until his retirement at the 2018 Annual Meeting on September 18, 2018.

All of the nominees are presently serving as trustees of the Board and were recommended for nomination for re-election by the Nominating and Governance Committee of the Board, and such recommendations were adopted by the Board.

In the unanticipated event that any nominee should become unavailable for election, either the persons named as proxies on the proxy card will have discretionary authority to vote pursuant to the proxy card for a substitute nominee nominated by the Board or the Board, on the recommendation of the Nominating and Governance Committee, may reduce the size of the Board and number of nominees.

Required Vote

The affirmative vote of a majority of the votes of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the eight trustee nominees.

Vote Recommended

The Board recommends that shareholders vote FOR Jeffrey P. Caira, Michael T. Dance, Mark O. Decker, Jr., Emily Nagle Green, Linda J. Hall, Terrance P. Maxwell, John A. Schissel, and Mary J. Twinem.

Nominees

The following table sets forth the names of and biographical information regarding each of the nominees, including their age as of May 1, 2019, principal occupation, the year they each first became a trustee, their current Board committee memberships and the experience, qualifications, attributes and skills that have led the Board to conclude that they should serve as a trustee of the Company.

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Jeffery P. Caira Chair	Independent Director (NYSE: IRET), Former Director — Co-Portfolio Manager with AEW Capital Management

Jeffrey P. Caira has served as a trustee of the Company since June 23, 2015, and as Chair of the Board since April 27, 2017. Mr. Caira has over 30 years of experience in the real estate industry. From 2003 to 2013, he served in various positions at AEW Capital Management, lastly as Director — Co-Portfolio Manager of the North American Diversified Strategy, a multi-billion dollar real estate securities portfolio, before retiring. Prior to that, Mr. Caira served as a Vice President-Portfolio Manager and Senior Analyst for Pioneer Investment Management, Inc. from 2000 to 2003, managing the U.S. real estate sector fund; and Vice-President — Senior Equity Research Analyst for RBC Dain Rauscher,  Inc. (formerly Tucker Anthony) from 1998 to 2000, covering equity REITs. Mr. Caira received a Bachelor's degree from the University of Notre Dame and an M.B.A. from the Kellogg School of Management. He is a licensed real estate broker in the Commonwealth of Massachusetts.

Mr. Caira brings the following experience, qualifications, attributes, and skills to the Board: general business management, portfolio management, portfolio valuation and analysis of public securities and real estate, capital markets, investment banking, finance, strategic planning, property management and property acquisition experience from his over thirty years in the real estate industry; insight into governance and management best practices from over ten years of serving on boards of various non-profit organizations; and extensive business and personal contacts in the real estate and investment banking fields.

		61	2015	Chair of the Board of Trustees; Audit

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Michael T. Dance
Independent Director (NYSE: IRET), Former Chief Financial Officer of Essex Property Trust, Inc. (NYSE: ESS)

Michael T. Dance has served as a trustee of the Company since April 19, 2016. Mr. Dance has over 23 years of real estate industry experience and over 35 years of accounting and finance experience. From 2005 until he retired in late 2015, Mr. Dance served as Executive Vice President and Chief Financial Officer of Essex Property Trust, Inc., an S&P 500 company and publicly traded REIT that acquires, develops, redevelops, and manages multifamily residential properties in select West Coast markets. From 2002 to 2005, Mr. Dance was an independent consultant providing Sarbanes-Oxley compliance consultation and litigation support and served as an adjunct Professor for the University of California at Berkeley, Haas School of Business. Mr. Dance began his career at KPMG in 1978 and was a partner from 1990 to 2002. Mr. Dance received his Bachelor's degree in Economics from California State University, East Bay, and is a Certified Public Accountant (retired).

Mr. Dance brings the following experience, qualifications, attributes and skills to the Board: general business management, corporate governance and finance and strategic planning experience from his executive-level position with a publicly traded REIT; real estate industry investment, development, acquisition, disposition, marketing, and management experience from his approximately 24 years in the real estate industry; accounting and public reporting experience; and extensive business and personal contacts in the real estate industry.

		62	2016	Audit (Chair)

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Mark O. Decker. Jr.
President, Chief Executive Officer, and Chief Investment Officer of the Company

Mark O. Decker, Jr. has served as a trustee of the Company since April 27, 2017, and has been employed by the Company since August 5, 2016. Mr. Decker has been the Company's President and Chief Investment Officer since August 5, 2016 and was also appointed as the Company's Chief Executive Officer on April 27, 2017. From 2011 to 2016, Mr. Decker served as the Managing Director and U.S. Group Head of Real Estate Investment and Corporate Banking at BMO Capital Markets, the North American-based investment banking subsidiary of the Canadian Bank of Montreal. Prior to that, he served as Managing Director with Morgan Keegan & Company, Inc., a brokerage firm and investment banking business, from February 2011 to September 2011, and worked with Robert W. Baird & Co. Incorporated, an employee-owned international wealth management, capital markets, private equity, and asset management firm with offices in the United States, Europe, and Asia, from 2004 to 2011, where he last served as Managing Director, Real Estate Banking.

Mr. Decker received a Bachelor's degree in History from the College of William & Mary. Mr. Decker brings the following experience, qualifications, attributes and skills to the Board: capital markets and strategic planning experience from his 16-year career as a real estate investment banker; familiarity with the various real estate markets in which the Company operates through his service as an executive with the Company; and extensive contacts through his years in the real estate and finance industries.

		43	2017	None

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Emily Nagle Green	Independent Director (NASDAQ: CWST), (NYSE: IRET) and privately-held Lee Kennedy Company

Emily Nagle Green has served as a trustee of the Company since February 15, 2018. Ms. Green has a wealth of experience leading companies that have developed innovative technologies for businesses and consumers alike. She has served as CEO for three separate companies, including Smart Lunches, Inc., a venture-backed start-up providing online ordering and delivery for school lunches, for which she helped to build an award-winning technology platform, and scaled the business to serve 300 schools in 9 states. Prior to that, she served as CEO for two private-equity-backed research firms: Yankee Group and Cambridge Energy Research Associates (CERA). She also led consumer technology research at Forrester Research, Inc., where she built the then-largest consumer technology research panel, serving executives at dozens of Fortune 1000 firms seeking to meet consumer needs in a fast-changing technology environment. She also coaches first-time CEOs and is the author of "ANYWHERE: How Global Connectivity is Revolutionizing the Way We Do Business" (McGraw-Hill 2010). Ms. Green received a Bachelor's degree in linguistics from Georgetown University and a Master's degree in Artificial Intelligence and Computer Graphics from the University of Pennsylvania.

Ms. Green brings the following experience, qualifications, attributes and skills to the Board: executive leadership and management, general business management, application of technology, corporate governance, strategic planning experience from serving as CEO of three companies, and management best practices from her years of advising CEOs and boards of various companies and non-profit organizations.

		61	2018	Nominating and Governance (Chair); Compensation

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Linda J. Hall	Independent Director (NYSE: IRET), (NASDAQ: AMED), Entrepreneur-in-Residence, Carlson School of Management, University of Minnesota

Linda J. Hall, Ph.D., has served as a trustee of the Company since September 21, 2011. Since 2008, Ms. Hall has been a volunteer Entrepreneur-in-Residence at the Carlson School of Management, University of Minnesota. Ms. Hall retired from her CEO role after 38 years of executive experience in the manufacturing and service sectors, including healthcare, venture capital financing, employee benefits, and teaching. During her career, she has launched 14 start-up companies as an executive, director, or consultant, including three inside $1 billion plus companies. Ms. Hall also has 24 years of experience serving on the boards of privately-held and public reporting companies in the United States and Europe, including serving as the chair of compensation, compliance, governance, and nominating committees and as a member of audit committees. Ms. Hall currently serves on the boards of Amedisys (NASDAQ: AMED) and DentaQuest and served on the board of Ascension Ventures until December 31, 2018. She previously served on the boards of three publicly held companies: Health Fitness Corporation (NASDAQ: HFIT) from 2001 until it was acquired in 2010, MTS Systems Corporation (NASDAQ: MTS) from 1995 to 2006, and August Technology (NASDAQ: AUGT) from 2002 until it was acquired in 2006. She also previously served on the board of Laastari/R Clinic, a privately held European company, from 2010 to 2015. She is a Phi Beta Kappa graduate of the University of Michigan and received a Ph.D. from the University of Minnesota.

Ms. Hall brings the following experience, qualifications, attributes and skills to the Board: general business management, healthcare industry, marketing strategy and strategic planning experience from her executive-level positions with public and private companies, and extensive experience with corporate governance and compensation practices from her service on numerous non-profit, private, and public company boards of directors.

		70	2011	Compensation (Chair); Nominating and Governance

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Terrance P. Maxwell	Chief Financial Officer, Managing Director and member of the Executive Committee of Robert W. Baird & Co. Incorporated, Independent Director (NYSE: IRET)

Terrance P. Maxwell has served as a trustee of the Company since November 6, 2013. Mr. Maxwell has been the Chief Financial Officer since March 2015 and a Managing Director and member of the Executive Committee since May 2014 of Robert W. Baird & Co. Incorporated ("Baird"), an employee-owned, international wealth management, capital markets, private equity and asset management firm with offices in the United States, Europe, and Asia. Prior to this, he had served in several positions at Baird, including Director of Corporate Development and Strategic Investment from May 2014 until March 2015 and head of Investment Banking from 1997 to 2006, and has served on the board of Baird and a number of Baird-affiliated companies. From March 2011 through May 2012, Mr. Maxwell provided management consulting services to and/or served on the board of Flatirons Solutions Corporation, a Baird private equity portfolio company. From August 2006 through May 2010, and again from August 2011 through May 2014, Mr. Maxwell was a Lecturer at the University of Wisconsin-Madison, where he taught courses on corporate financing, corporate restructuring, investment banking, and mergers and acquisitions. Currently, Mr. Maxwell is a member of the board of the Greenhouse Funds, an independent asset management company in which Baird has a strategic investment. Mr. Maxwell received an M.B.A. from the Kellogg School of Management at Northwestern University.

Mr. Maxwell brings the following experience, qualifications, attributes and skills to the Board: general business management, capital markets, investment banking, finance and strategic planning experience from his over twenty years in investment banking at Baird; insight into governance and management best practices from his years of advising boards on strategic transactions and his experience as a director of various companies and non-profit organizations; and extensive business and personal contacts in the finance and investment banking fields.

		58	2013	Nominating and Governance

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

John A. Schissel	President and Chief Financial Officer for Carr Properties, LLC, a privately held REIT

John A. Schissel has served as a trustee of the Company since April 19, 2016. He has over 27 years of real estate industry, capital markets, and finance/accounting experience. From December 2015 to the present, Mr. Schissel has served as the President and Chief Financial Officer for Carr Properties, a privately held REIT focused on the ownership, development, acquisition and management of high-quality office properties in the Washington, DC and Boston, MA markets. Previously he had served as Chief Financial Officer and Executive Vice President of Carr Properties from 2004 until 2009. From 2014 through 2015, Mr. Schissel served as the Executive Vice President and Chief Financial Officer of Invitation Homes, the nation's largest owner and operator of single-family rental homes. From 2009 through 2014, Mr. Schissel served as Executive Vice President and Chief Financial Officer of BRE Properties, Inc., a West Coast multifamily REIT, until its acquisition by Essex Property Trust Inc. He received his Bachelor's degree in Business Administration with a concentration in finance from Georgetown University.

Mr. Schissel brings the following experience, qualifications, attributes and skills to the Board: corporate finance, capital markets, investment banking, executive management, and strategic planning experience; public company executive management, accounting, and reporting experience from serving as CFO of two publicly-traded REITs; real estate industry investment, development, and management experience from his approximately 27 years in the real estate industry; and his extensive business and personal contacts in the real estate industry.

		52	2016	Compensation

Nominee	Principal Occupation and Summary Biography	Age	Trustee Since	Board Committee Membership

Mary J. Twinem	Independent director (NYSE: VVV), (NYSE: IRET), and Medica Holding Company, a multi-state health insurance company.

Mary J. Twinem has served as a trustee of the Company since February 15, 2018. She has over 30 years of experience in accounting, financial reporting, financial planning and analysis, investor relations, and supply chain management. From 1996 until 2016, she served as Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc., a restaurant operations and franchising company, until her retirement. Prior to that position, she served as Controller of Buffalo Wild Wings in 1995. Ms. Twinem was named one of the "Top Women in Finance" in Minnesota by the Finance and Commerce publication in 2004 and was inducted into their Circle of Excellence in 2010. Ms. Twinem received a Bachelor's degree in accounting from the University of Wisconsin-Platteville and was a Certified Public Accountant (inactive).

Ms. Twinem brings the following experience, qualifications, attributes, and skills to the Board: general business management; financial planning and analysis; business-to-consumer insights; investor relations; and supply chain management. Ms. Twinem also brings public company financial reporting expertise and executive management experience gained from her more than 20 years of service as the CFO and as an executive officer of Buffalo Wild Wings.

		58	2018	Audit

CORPORATE GOVERNANCE AND BOARD MATTERS

Supermajority Independent Board	Independent Standing Committees and Lead Independent Director	Regular Access to and Involvement with Management

The only member of management who serves on the Board is the Company's President and CEO. Seven of the eight nominees for the Board, or 87.5%, are independent.	Only independent trustees serve on the standing committees, including Audit, Compensation, and Nominating and Governance.	In addition to regular access to management during Board and committee meetings, the independent trustees have ongoing, direct access to members of management and to the Company's business.

Board Refreshment	Engaged Board	Stockholder Engagement

Trustees of varying tenures and perspectives serve on the Board, with new trustees joining the Board every few years, including two new director nominees and one trustee retirement in calendar year 2018.	In addition to regular access to management, the independent trustees meet at least quarterly and receive written updates from the CEO at least monthly.	Under the direction of the Board, the Company regularly engages with shareholders on governance, pay, and business matters.

No Pledging or Hedging of Shares	Majority Voting with a Resignation Policy	Related Party Transactions

The Company prohibits trustees and executive officers from entering into pledging or hedging transactions involving Company securities and from holding Company securities in margin accounts or pledging such securities as collateral for loans.
	Since inception, the Company's trustees have been elected annually, and the Company requires its trustees to be elected by a majority of the votes cast. Trustees failing to get a majority of the votes cast are expected to tender their resignation.	The Company maintains a related party transaction policy to ensure that the Company's decisions are based on considerations only in the best interests of the Company and its shareholders.

Risk Assessment	No Interlocking Directorships	Term Limits

The Board conducts an annual risk assessment that focuses on the key risks facing the Company.	No Company trustee or member of management serves on a Board or a compensation committee of a company at which a Company trustee is also an employee.	Rather than impose arbitrary limits on service, the Company regularly (at least annually) reviews each trustee's continued role on the Board and considers the need for periodic Board refreshment.

Non-Staggered Board	Mandatory Retirement	Separation of Chair and CEO

All Company trustees have always been elected only to one-year terms.	The Company's Governance Guidelines require that trustees must be less than 74 years of age upon the date of the annual meeting at which such trustee is elected or re-elected.	The Company's general policy under its governance guidelines is that the positions of Chair of the Board and CEO should be held by separate persons.

Attendance at Board and Committee Meetings

All trustees are expected to attend each meeting of the Board and the committees on which they serve. During the 2018 transition period, the Board held four meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Governance Committee held three meetings. No trustee nominee named in the Proxy Statement attended fewer than 75% of the meetings of the Board and the committees on which he or she served during the past fiscal year.

Trustee Independence

The Board of Trustees determined that each of Jeffrey P. Caira, Michael T. Dance, Emily Nagle Green, Linda J. Hall, Terrance P. Maxwell, John A. Schissel, and Mary J. Twinem qualified as an "independent trustee" in accordance with the NYSE listing standards (the "Standards"). Under the Standards, no trustee of the Company will qualify as independent unless the Board of Trustees has affirmatively determined that the trustee has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Standards specify certain relationships that are deemed to preclude a finding of independence, including, for example, employment by the Company or engaging in certain business dealings with the Company. In making these determinations, the Board reviewed and discussed information provided by the trustees and the Company with regard to each trustee's business and personal activities as they may relate to the Company and the Company's management.

Each member of the Audit Committee qualifies as "independent" under the Standards and the NYSE's additional standards for members of audit committees and meets the special standards established by the Securities and Exchange Commission ("SEC") for members of audit committees. Each member of the Compensation Committee qualifies as "independent" under the Standards and the NYSE's enhanced standard for members of compensation committees.

AGE OF TRUSTEES	TRUSTEE TENURE
GENDER DIVERSITY	BOARD INDEPENDENCE

Board Leadership Structure

As described above, the Chair of the Board, Mr. Caira, is an independent trustee under the Standards. Mr. Caira has served as Chair of the Board since April 27, 2017. The Board of Trustees believes that the Company should maintain a Board leadership structure in which the roles of Chief Executive Officer and Chair of the Board are separate and the Chair of the Board is independent under the Standards. The Company's Governance Guidelines state that "the Board's general policy is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons." The separation of offices allows the Chair of the Board to focus on management of Board matters and allows the Chief Executive Officer to focus his attention on managing the Company's business. Additionally, the Company believes the separation of offices ensures the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing the Chief Executive Officer's performance.

Board Committees

The Board currently has three standing committees to more effectively direct and review the Company's operations and strategic outlook. In addition, the committees allow management to respond timely to factors affecting the ongoing operations of the Company. Management regularly consults with committee chairs to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.

The Board has established the following standing committees: Audit, Compensation, and Nominating and Governance. The present members of these committees are indicated in the chart below. During the 2018 transition period, the Board met four times, the Audit Committee met four times, the Compensation Committee met four times, and the Nominating and Governance Committee met three times.

Committee	Key Responsibilities	Members
Audit Committee

•

Oversees the Company's accounting and financial reporting processes and audits of its financial statements, including the integrity of the financial statements.

•

Directly responsible for the appointment, compensation, and oversight of the independent auditors.

•

Reviews the scope and overall plans for, and results of, the annual audit and internal control over financial reporting.

Michael T. Dance (Chair) Jeffrey P. Caira Mary J. Twinem
• Reviews the responsibilities, staffing, budget, design, implementation, and results of the internal audit function.
• Consults with management and the independent auditor with respect to the Company's processes for risk assessment and enterprise risk management.
• Reviews and approves the Company's policy for the pre-approval of audit and permitted non-audit services by the independent auditors as well as any services provided pursuant to such policy.

•

Reviews and discusses with management and the independent auditor quarterly earnings releases prior to their issuance and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to their filing.

• Reviews with management the scope and effectiveness of the Company's disclosure controls and procedures.
• Meets regularly with members of the Company's management and with the independent auditor, including periodic meetings in executive session.

Committee	Key Responsibilities	Members
Compensation Committee

•

Provides for succession planning for the executive officers, with particular focus on CEO succession.

•

Oversees the goals and objectives of the Company's executive compensation plans.

•

Annually evaluates the performance of the CEO, including reviewing, setting, and approving goals and objectives for the CEO and, together with the other independent trustees, determines the CEO's compensation.

Linda J. Hall (Chair) Emily N. Green John A. Schissel
• Annually reviews and approves the evaluation process for the CEO and the other executive officers and reviews the CEO's decisions with respect to compensation of the other executive officers.
• Makes recommendations to the Board regarding incentive compensation plans and equity-based plans and approves any equity compensation.
• Periodically reviews and approves any employment agreements, severance arrangements, or change in control agreements and provisions for the Company's executive officers.
• Receives periodic reports on the Company's compensation programs, 401(k) plan options and matching contributions, and employee health care benefits.
• Considers the results of shareholder advisory votes on executive compensation in connection with the review and approval of executive officer compensation.
• Reviews and discusses the Compensation Discussion & Analysis and Compensation Committee Report with management.
• Periodically reviews the goals and objectives of the Company's executive compensation plans.
• Reviews peer groups and criteria for benchmarking used to assess performance and compensation levels for executive officers.

Committee	Key Responsibilities	Members
Nominating and Governance Committee

•

Plans for Board refreshment and succession planning for directors and identifies, recruits, and interviews candidates to fill positions on the Board.

•

Identifies and recommends to the Board individuals qualified to serve on the Board.

•

Evaluates incumbent trustees to determine whether to recommend them to the Board as nominees for re-election.

Emily N. Green (Chair) Linda J. Hall Terrance P. Maxwell
• Focuses on Board composition and procedures and recommends measures to ensure that the Board reflects the appropriate balance of knowledge, experience, skills, and expertise.
• Develops and periodically reviews a set of corporate governance principles applicable to the Company and its management.
• Makes recommendations to the Board regarding the size and criteria for membership on the Board and committees.
• Oversees a systematic annual evaluation of the Board, committees, and individual directors in an effort to continuously improve the function of the Board.
• Considers corporate governance matters that may arise and develops appropriate recommendations.

Audit Committee

The Audit Committee is composed of three trustees, all of whom are independent under the Standards and as defined in the rules of the SEC and meet the NYSE's additional standards for members of the Audit Committee. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee," contained elsewhere in this Proxy Statement. The Audit Committee is governed by a written charter that has been approved by both the Audit Committee and the Board. The Audit Committee annually reviews and assesses the adequacy of its charter. The most recent review was performed at the Audit Committee meeting in December 2018.

    Audit Committee Financial Expert

The Board has determined that Mr. Dance, the Chair of the Audit Committee, and Mr. Caira and Ms. Twinem, members of the Audit Committee, are all "audit committee financial experts," as that term is defined in applicable SEC rules.

Compensation Committee

The Compensation Committee is composed of three trustees, all of whom are independent under the Standards and meet the NYSE's enhanced standards for members of the Compensation Committee. The Compensation Committee recommends to the Company's independent trustees the compensation of the executive officers of the Company, approves the Company's management succession plan, recommends to the Board the compensation of Company trustees and attends to other matters relating to executive retention and compensation. For more information, see "Compensation Discussion and Analysis" contained elsewhere in this Proxy Statement. The Compensation Committee is governed by a written charter that has been approved by both the Compensation Committee and the Board. The Compensation Committee annually reviews and assesses the adequacy of its charter. The most recent review was performed at the Compensation Committee meeting in December 2018.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of three trustees. The Nominating and Governance Committee identifies individuals qualified to become Board members, recommends to the Board the nominees to stand for election and re-election to the Board, reviews the Company's governance policies and guidelines, and recommends changes to the Board and oversees the self-evaluation process for the Board and committees. The Nominating and Governance Committee is governed by a written charter that has been approved by both the Nominating and Governance Committee and the Board. The Nominating and Governance Committee annually reviews and assesses the adequacy of its charter. The most recent review was performed at the Nominating and Governance Committee meeting in December 2018.

In general, candidates for nomination to the Board are either suggested by Board members or Company employees or located by search firms engaged by the Committee. In accordance with the Company's Bylaws, the Nominating and Governance Committee will also consider trustee nominations from shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at an annual shareholder meeting may do so by submitting all the materials required under Article III, Section 6(B) of the Bylaws to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the Board increases the number of trustees to be elected at an annual meeting but there is no public announcement by the Trust naming all of the nominees for the increased number at least 100 days prior to the first anniversary of the preceding year's annual meeting, then submissions, but only with respect to nominees for any new positions created by such increase, shall also be considered timely if received by the Secretary no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The Nominating and Governance Committee will not alter the manner in which it evaluates candidates, including consideration of the factors set forth in its charter, based on whether the candidate was recommended by a shareholder or was identified by other means.

In addition to the foregoing committees, the Company formerly had two other standing committees that were in existence until they were dissolved following the 2018 Annual Meeting in September 2018. These committees were the Capital Markets Committee and Executive Committee, each of which is described below.

Capital Markets Committee

The Capital Markets Committee, which was a standing committee composed of four trustees (Messrs. Schissel (Chair), Caira, Dance, and Miller) during the 2018 transition period, had the authority to act on behalf of the Board to evaluate and approve proposed transactions, including effecting loans, capital expenditures, and acquisitions and dispositions of property and other assets, as well as evaluating the Company's investments on a periodic basis. In September 2018, the Board determined to dissolve the Capital Markets Committee and revoke its charter. Going forward, to the extent necessary, the Board will address issues formerly addressed by the Capital Markets Committee.

Executive Committee

The Executive Committee, which was composed of two independent trustees (Mr. Caira and Ms. Green) and Mr. Decker during the 2018 transition period, had all of the powers of the Board with respect to the management and affairs of the Company, subject to limitations prescribed by the Board and by North Dakota law, between meetings of the Board when there is not sufficient time to present the action to the full Board at its next regularly scheduled meeting. In September 2018, the Board determined to dissolve the Executive Committee and revoke its charter.

The charters for the Audit, Compensation, and Nominating and Governance Committees and the Company's Governance Guidelines are posted on the Company's website at www.iretapartments.com under the "Corporate Governance" heading of the "Investors" section.

Executive Sessions

The Board holds regular executive sessions at which independent trustees meet without Company management or employees present. Executive sessions are held not fewer than four times per year, at each regularly scheduled Board meeting.

Policy Regarding Diversity

The Company does not have a formal policy regarding diversity of membership of the Board of Trustees. The Nominating and Governance Committee recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge, and diversity of opinion. The Committee has not attempted to define "diversity" but seeks to establish a balanced Board with members whose skills, backgrounds, and experience are complementary and, together, cover the spectrum of areas that impact the Company's business.

Board Role in Risk Oversight

Company management is responsible for the day-to-day management of risks the Company faces. The Board is actively involved in overseeing the Company's risk management. The Board's role in the Company's risk oversight process includes receiving regular reports from members of executive management, which include consideration of operational, financial, legal, regulatory, information technology, and strategic risks facing the Company. The Board does not view risk in isolation, as risks are considered in virtually every business decision made and as part of the Company's business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as major property acquisitions and dispositions; development projects; financing transactions; strategic operational initiatives such as the Company's transition to multifamily property focus from diversified property types; the adoption of basic Company policies such as the Company's Code of Conduct and Insider Trading Policy; and its oversight of management's implementation of those initiatives. In addition, each of the Company's Board committees considers risk within its area of responsibility, as follows:

  •
  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Audit Committee interacts regularly in executive session with the Company's internal and independent auditors in carrying out these functions.

  •
  The Compensation Committee oversees the Company's compensation policies and practices to help ensure sound pay practices that do not cause compensation risks to arise that are reasonably likely to have a material adverse effect on the Company.

  •
  The Nominating and Governance Committee assists in oversight of the management of risks associated with Board organization, membership, and structure.

As a critical part of its risk management oversight role, the Board encourages full and open communication between management and the Board. Trustees are free to communicate directly with executive management. Executive management attends the regular meetings of the Board and is available to address any questions or concerns raised by the Board on risk management-related and other matters.

OTHER GOVERNANCE MATTERS

Code of Conduct and Code of Ethics for Senior Financial Officers

The Company's trustees, officers, and employees are required to comply with a Code of Conduct adopted by the Board. The Board adopted the Code of Conduct to codify and formalize certain of the Company's long-standing policies and principles that help ensure its business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Conduct covers several areas of professional conduct, including conflicts of interest, insider trading, corporate opportunities, discrimination and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company's business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of the Company, through management, or Company legal counsel. Annually, the trustees and management sign acknowledgment forms attesting that they have read the Code of Conduct and understand their responsibilities under the Code of Conduct.

The Chief Executive Officer, Chief Financial Officer, and other senior financial officers performing similar functions are also subject to a Code of Ethics for Senior Financial Officers, adopted by the Board, which contains certain policies regarding financial records; periodic reporting, filings, and other communications with the SEC, other regulators, and the public; and compliance with applicable laws, rules, and regulations in the conduct of the Company's business and financial reporting.

The Code of Conduct and Code of Ethics for Senior Financial Officers are posted on the Company's website at www.iretapartments.com under the "Corporate Governance" heading of the "Investors" section. The Company intends to disclose any future amendments to, or waivers of, the Code of Conduct and the Code of Ethics for Senior Financial Officers on its website promptly following the date of any amendment or waiver, or by other method required or permitted under NYSE rules.

Clawback Policy

The Company has an Executive Incentive Compensation Recoupment Policy, more commonly known as a clawback policy, which applies to all executive officers, senior vice presidents, and vice presidents who receive incentive compensation. Under this policy, if the Company restates its financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, a person covered by the clawback policy will be required to reimburse or forfeit any incentive compensation received if such person engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be the amount of the incentive compensation paid or awarded to the person based on the erroneous financial data exceeding the amount that would have been paid based on restated results, as determined by the

Board in its sole discretion. The Board will also determine the method for recouping such amounts and/or taking any other remedial and recovery action permitted by law. The policy applies to awards approved, awarded, or granted on or after the effective date of May 1, 2015. For more information on this policy, see "Compensation Discussion and Analysis — Clawback Policy" contained elsewhere in this Proxy Statement.

Equity Ownership and Retention Policy

Non-Employee Trustees

Under the Company's Policy Regarding Share Ownership and Retention, as originally adopted on July 1, 2015 and later amended on September 20, 2018 (the amended date being the "Effective Date"), all non-employee trustees are required to own common shares, including shares issued as compensation for Board service, equal to the following:

Required Ownership Multiple of Annual Base Cash Compensation

Non-Employee Trustees	3x

Trustees are required to satisfy the ownership guidelines within five years following the later of (1) the Effective Date or (2) the date the Trustee was first elected or appointed to the Board. Once the Company certifies that a trustee has met the ownership requirement, future declines in common share value will not impact compliance as long as the trustee continues to own at least the same number of shares the trustee owned at the time the trustee achieved the required ownership level. In addition, trustees are required to retain at least 60% of the shares received as a result of any equity awards granted as compensation to the trustee by the Company until such time as the trustee is no longer a trustee of the Company.

Ownership includes:

  •
  shares owned directly by the participant, participant's spouse, and/or children;

  •
  shares held in a revocable trust for the benefit of the participant, participant's spouse, and/or children;

  •
  shares owned by an entity in which the participant has or shares the power to vote or dispose of the shares;

  •
  shares held in a retirement account owned by the participant or participant's spouse; and

  •
  shares pursuant to an equity award that are to vest within 12 months.

Shares do not include shares pursuant to performance awards that have not yet been earned. The Company intends that equity awards granted by the Company under its equity compensation plans will satisfy the ownership requirements.

Senior Management

The Policy Regarding Share Ownership and Retention also applies to the Chief Executive Officer, Chief Financial Officer, any other executive vice presidents, any senior vice presidents, and any vice presidents of the Company. The ownership requirements are as follows:

Required Ownership Multiple of Base Salary

Chief Executive Officer	5x

Chief Financial Officer	2x

Other Executive Vice Presidents	2x

Senior Vice Presidents	1x

Vice Presidents	0.5x

Officers are required to satisfy the ownership guidelines within five years following the later of (1) the Effective Date or (2) the date the officer was first appointed or hired as an officer. Promotion to a new office resets the five-year period. Once the Company certifies that an officer has met the ownership requirement, future declines in common share value will not impact compliance as long as the officer continues to own at least the same number of shares the officer had when they achieved the required ownership level. In addition, officers are required to retain at least 60% of the net shares received as a result of any equity awards granted to the officer issued to them by the Company until the ownership requirement is reached, the officer ceases to be an applicable officer, or the officer ceases to be employed by the Company, whichever occurs first. For purposes of this policy, "net shares" are those vested shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and to satisfy any tax obligations arising in connection with the exercise, vesting, or payment of the award.

Failure to comply with this policy may result in the requirement that the participant retain 100% of net shares received as a result of any equity awards granted by the Company until the participant has reached the required ownership level. The Company may grant waivers of these requirements where compliance would place a severe hardship on a participant, wold prevent a participant from complying with a court order, or in other exceptional circumstances.

Hedging and Pledging Policy

Under the Company's Policy Regarding Hedging and Pledging of Securities, the Company's executive officers, senior vice presidents, any designated Section 16 officers, and trustees are prohibited from: (1) directly or indirectly engaging in hedging or monetization transactions, through transactions in the Company's securities or through the use of financial instruments designed for such purpose; or (2) pledging the Company's securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

Complaint Procedure

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company's Audit Committee has adopted a complaint procedure that requires the Company to forward to the Audit Committee any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls, or auditing matters.

Any employee of the Company may submit, on a confidential, anonymous basis if the employee so chooses, any concerns on accounting, internal accounting controls, auditing matters, or violations of the Company's Code of Conduct or Code of Ethics for Senior Financial Officers. All such employee concerns may be reported by means of the Company's whistleblower hotline or submitted in a sealed envelope to the Chair of the Audit Committee, in care of the Company's General Counsel, who will forward any such envelopes promptly and unopened. The Audit Committee will investigate any such complaints submitted.

Communications to the Board

The Board recommends that shareholders and other interested parties initiate any communications with the Board in writing. Shareholders and other interested parties may send written communications to the Board, the Audit Committee, the Compensation and Nominating Committee, or to any individual trustee c/o the Secretary, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988, or via e-mail to trustees@iret.com. All communications will be compiled by the Secretary and forwarded to the Board, the specified Board committee, or to individual trustees, as the case may be, not less frequently than monthly. This centralized process will assist the Board in reviewing and responding to communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

The Board has adopted the Related Party Transactions Policy, which sets forth the Company's policies and procedures for the review, approval, or ratification of any related party transaction required to be reported in the Company's filings with the SEC. The policy applies to any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The Audit Committee must approve any related party transaction subject to this policy before commencement of the transaction. If it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has the delegated authority to pre-approve, or ratify, as applicable, any related party transaction in which the aggregate amount involved is expected to be less than $250,000. Related party transactions that are identified as such subsequent to their commencement will promptly be submitted to the Audit Committee or the Chair of the Audit Committee, which shall, if they determine it to be appropriate, ratify the transaction. The Audit Committee will annually review all ongoing related party transactions and assess whether they remain appropriate. Under the policy, the Audit Committee or its Chair shall approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as determined by the Committee or the Chair in good faith.

TRUSTEE COMPENSATION

Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee. During the 2018 transition period, trustees not employed by the Company received the following compensation:

BASE COMPENSATION

Position:	Compensation:

All non-management trustees:	(1) Annual cash fee of $40,000;

(2) Reimbursement of actual travel expenses; and

(3) A restricted stock unit ("RSU") award for an aggregate number of common shares determined by dividing $40,000 by the average closing price per share for the twenty days immediately prior to May 1, 2018, which will vest if serving on July 20, 2019. However, if a trustee who had served as a trustee for more than one year retired before July 20, 2019, the RSU award would be prorated. If a trustee has less than one year of continuous service departs the Board prior to July 20, 2019, all such shares shall be forfeited.

ADDITIONAL COMPENSATION

Position:	Compensation:

Chair of the Board:	$25,000 annual cash fee and $25,000 in RSUs

Audit Committee Chair:	$15,000 annual cash fee

Capital Markets Committee Chair(1)	$10,000 annual cash fee

Compensation Committee Chair:	$10,000 annual cash fee

Nominating and Governance Committee Chair:	$10,000 annual cash fee

Members of the Audit, Capital Markets(1), Compensation, and Nominating and Governance Committees:	$6,500 annual cash fee for serving on each Committee

(1)
The Capital Markets Committee ("CMC") was dissolved as an official standing Board committee following its meeting in September 2018. Members of the CMC received $2,513, and the CMC Chair received $3,867, for serving on the CMC from May 1, 2018 until its dissolution in September 2018.

Trustee Compensation Table for the 2018 Transition Period

The following table shows the total compensation paid to or earned by the individuals who served as non-employee members of the Company's Board of Trustees for any part of the eight-month transition period ended December 31, 2018.

Name	Fees Earned or Paid in Cash(1) ($)	Share Awards(2) ($)		Total ($)

Jeffrey P. Caira	50,180	65,606		115,786
Michael T. Dance	39,180	40,361		79,541
Emily Nagle Green	31,328	40,361		71,689
Linda J. Hall	40,164	40,361		80,525
Terrance P. Maxwell	33,497	40,361		73,858
Jeffrey L. Miller	21,909	15,598	(3)	37,507
John A. Schissel	34,867	40,361		75,228
Mary J. Twinem	28,503	40,361		68,864

(1)
Includes: (i) annual fees and (ii) additional amounts paid to the Board Chair, Committee Chairs, and committee members. Does not include reimbursed expenses.

(2)
On July 20, 2018, each non-management trustee was granted 753 restricted stock units ("RSUs") pursuant to a trustee share award agreement, issued under the 2015 Incentive Plan, for services to be performed during the 2018 transition period (based on $40,000 divided by the 20-day average closing price prior to May 1, 2018). The awards will vest in full on July 20, 2019 for those trustees serving on the vesting date. The grant date fair value of the RSUs was $53.60 per RSU.

(3)
On September 18, 2018, Mr. Miller retired from the Board. Upon his retirement, Mr. Miller received pro rata vesting of the 753 RSUs granted to trustees pursuant to a trustee share award agreement, with 291 RSUs vesting and 462 RSUs being forfeited.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 31, 2018, the beneficial ownership of common and preferred shares of the Company and of limited partnership units ("Units") of IRET Properties, A North Dakota Limited Partnership ("IRET Properties"), which is the Company's operating partnership, by (1) each trustee and nominee for trustee of the Company, (2) the named executive officers of the Company, and (3) all trustees and named executive officers of the Company as a group. The amounts shown are based on information provided by the individuals named and Company records. Except as otherwise indicated, the persons listed have sole voting and investment power.

				Percent of Class(3) of Common Shares and Units As of December 31, 2018,	Series C Preferred Shares
Name of Beneficial Owner(1)	Common Shares		Units(2)		Number	% of Total(4)

Mark O. Decker, Jr.
Chief Executive Officer, President, Chief Investment Officer & Trustee	19,011	(5)	0	*	0	*
John A. Kirchmann
Executive Vice President & Chief Financial Officer	9,052	(6)	0	*	0	*
Anne M. Olson
Executive Vice President, Chief Operating Officer, General Counsel & Secretary	975	(7)	0	*	0	*
Jeffrey P. Caira
Trustee & Chair of the Board	12,000	(8)	0	*	0	*
Michael T. Dance
Trustee	5,869	(9)(10)	0	*	2,000	*
Emily Nagle Green
Trustee	1,316	(9)	0	*	0	*
Linda J. Hall
Trustee	5,992	(9)	0	*	0	*
Terrance P. Maxwell
Trustee	4,156	(9)	0	*	0	*
John. A. Schissel
Trustee	3,028	(9)	0	*	0	*
Mary J. Twinem
Trustee	1,851	(9)	0	*	0	*
Trustees and named executive officers as a group (10 individuals)	63,030		0	*	2,000	*

*
Represents less than 1% of class outstanding as of December 31, 2018.

(1)
Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of December 31, 2018.

(2)
The Units do not have voting rights, but following a minimum one-year holding period and the exercise by the holder of the holder's exchange right, the Units may be converted, at the option of the Company, into cash or common shares on a one-for-one basis.

(3)
Percentage of class is based on a total of 11,942,372 common shares and 1,367,502 Units outstanding as of December 31, 2018.

(4)
Percentage of total is based on a total of 4,118,460 Series C Preferred Shares outstanding as of December 31, 2018.

(5)
Does not include: (i) 429 shares pursuant to the time-based LTIP award granted on August 8, 2016, which vests at the end of the day on May 1, 2019; (ii) 3,862 shares pursuant to the performance-based LTIP award granted on August 8, 2016, which shares will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2019; (iii) 1,023 shares pursuant to the signing share bonus granted on August 8, 2016, which vests at the end of the day August 8, 2019; (iv) 1,096 shares pursuant to a share award granted under the 2015 Incentive Plan on May 1, 2017, which vests as to 548 shares at the end of the day on each of May 1, 2019 and May 1, 2020; (v) 1,623 RSUs pursuant to the time-based LTIP award granted on June 21, 2017, which vests as to 811 RSUs at the end of the day on May 1, 2019 and 812 RSUs at the end of the day on May 1, 2020, (vi) 4,870 RSUs pursuant to the performance-based LTIP award granted on June 21, 2017, which RSUs will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2020, (vii) 2,634 RSUs pursuant to the time-based LTIP award granted on July 20, 2018 which vests as to 878 RSUs at the end of the day on each of July 20, 2019, April 30, 2020, and April 30, 2021, or (viii) 5,268 RSUs pursuant to the performance-based LTIP awards granted on July 20, 2018, which RSUs will be deemed earned and vested upon meeting certain performance goals through the performance period ending April 30, 2021. All such awards are conditioned upon Mr. Decker remaining in the continuous employ of the Company or an affiliate through the applicable vesting date and/or performance period.

(6)
Does not include: (i) 1,644 shares pursuant to the time-based LTIP award granted on April 30, 2017, which vests as to 822 shares at the end of the day on April 30, 2019 and April 30, 2020, (ii) 831 RSUs pursuant to the time-based LTIP award granted on June 21, 2017, which vests as to 416 RSUs at the end of the day on May 1, 2019 and 415 RSUs at the end of the day on May 1, 2020, (iii) 2,494 RSUs pursuant to the performance-based LTIP award granted on June 21, 2017, which RSUs will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2020, (iv) 1,349 RSUs pursuant to the time-based LTIP award granted on July 20, 2018, which vests as to 450 RSUs on July 20, 2019 and April 30, 2020 and 449 RSUs on April 30, 2021, or (v) 2,699 RSUs pursuant to the performance-based LTIP award granted on July 20, 2018, which RSUs will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2021. All such awards are conditioned upon Mr. Kirchmann remaining in the continuous employ of the Company or an affiliate through the applicable vesting date and/or performance period.

(7)
Does not include: (i) 1,644 shares pursuant to the time-based LTIP award granted on April 30, 2017, which vests as to 822 shares at the end of the day on April 30, 2019 and April 30, 2020, (ii) 831 RSUs pursuant to the time-based LTIP award granted on June 21, 2017, which vests as to 416 RSUs at the end of the day on each May 1, 2019 and 415 RSUs at the end of the day on May 1, 2020, (iii) 2,494 RSUs pursuant to the performance-based LTIP award granted on June 21, 2017, which RSUs will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2020, (iv) 2,135 RSUs pursuant to the time-based LTIP award granted on July 20, 2018, which vests as to 712 RSUs on July 20, 2019 and April 30, 2020 and 711 RSUs on April 30, 2021, or (v) 4,271 RSUs pursuant to the performance-based LTIP award granted on July 20, 2018, which RSUs will be deemed earned and vested upon meeting certain performance goals through the performance period, ending April 30, 2021. All such awards are conditioned upon Ms. Olson remaining in the continuous employ of the Company or an affiliate through the applicable vesting date and/or performance period.

(8)
Does not include 1,224 shares pursuant to the time-based awards granted on July 20, 2018, which vest on July 20, 2019.

(9)
Does not include 753 shares pursuant to the time-based awards granted on July 20, 2018, which vest on July 20, 2019.

(10)
Includes 2,500 shares held by the Dance Family Living Trust.

Principal Shareholder Beneficial Ownership

The following table identifies each person or group believed by the Company to beneficially own, as of December 31, 2018, more than five percent of the outstanding common shares of the Company, the only class of security entitled to vote at the 2019 Annual Meeting.

Name and Address of Shareholder	Common Shares Beneficially Owned	Percent of Class

The Vanguard Group, Inc.(1)
100 Vanguard Blvd, Malvern, PA 19355	1,729,207	14.44%
BlackRock, Inc.(2)
55 East 52nd Street, New York, NY 10055	1,156,198	9.70%

(1)
Based on information of beneficial ownership as of December 31, 2018, included in a Schedule 13G filed on February 11, 2019. The Vanguard Group, Inc. reports sole voting power with respect to 21,747 shares and sole dispositive power with respect to 1,705,982 shares.

(2)
Based on information of beneficial ownership as of December 31, 2018, included in a Schedule 13G filed on February 26, 2019. BlackRock, Inc. reports sole voting power with respect to 1,118,122 shares and sole dispositive power with respect to all 1,156,198 shares.

 EXECUTIVE MANAGEMENT

Executive Officers and Certain Significant Employees of the Company

Set forth below are the names, ages and titles of each of the Company's executive officers as of March 31, 2019, as well as a summary of their backgrounds and business experience (other than the Company's Chief Executive Officer, President, and Chief Investment Officer, Mr. Decker, whose biography is listed above under "Proposal 1: Election Of Trustees — Nominees").

On June 25, 2018, Mr. Andrew Martin, the Company's former Executive Vice President — Property Operations, submitted his resignation. Mr. Martin is included in the Company's executive officer compensation tables below, and the terms of his severance are set forth under "Compensation Discussion and Analysis — Resignation and Severance Agreements" below. Other than Mr. Martin and the three executive officers listed below, the Company did not have any other executive officers during the 2018 transition period.

Name	Age	Title

Mark O. Decker, Jr.	43	Chief Executive Officer, President, and Chief Investment Officer; Trustee
John A. Kirchmann	53	Executive Vice President and Chief Financial Officer
Anne M. Olson	42	Executive Vice President, Chief Operating Officer, General Counsel, and Secretary

John A. Kirchmann has served as an Executive Vice President of the Company since April 30, 2017 and as the Chief Financial Officer since June 29, 2017. From 2011 to July 2016, Mr. Kirchmann served as Vice President of Operations Support at Essex Property Trust, a multifamily REIT (NYSE: ESS), where he was responsible for the oversight of revenue management and ancillary income, procurement, and other functions. From 2007 to 2011, he served as Corporate Controller & Corporate Treasurer at Essex, where he oversaw property and corporate accounting functions and treasury management, and re-engineered and implemented new technology and systems. Mr. Kirchmann was a private consultant from July 2016 to April 2017, where he provided executive accounting services to publicly traded companies, one of which was the Company. Mr. Kirchmann started his career as an accountant with KPMG LLC. He received his Bachelor's degree in Business Administration with a Concentration in Accounting from Coe College and is a Certified Public Accountant (inactive).

Anne M. Olson has served as an Executive Vice President and the General Counsel and Secretary of the Company since April 30, 2017, and as Chief Operating Officer since June 25, 2018. From 2011 to April 30, 2017, Ms. Olson was in the private practice of law, most recently as a partner with the law firm of Dorsey & Whitney LLP, in its Real Estate Practice Group, where she focused on real estate development and investments for REITs, private equity funds, and national developers and owners. Prior to 2011, she served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, which is a provider of commercial real estate services, providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy. Ms. Olson began her legal career practicing real estate law at Dorsey & Whitney LLP. She received her Bachelor's degree in English from Drake University and earned her J.D. with highest honors from Drake University Law School.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Description of Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act"), this Proposal 2, commonly known as a "say on pay" proposal, provides the Company's shareholders the opportunity to express their views on the compensation of the Company's named executive officers by voting, on an advisory basis, on the compensation of the named executive officers as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies, and practices described in this Proxy Statement.

Please review the section titled "Compensation Discussion and Analysis" for details regarding the Company's executive compensation program, including the portion titled "Executive Summary and Achievements for the 2018 Transition Period" and "— Compensation Summary for the 2018 Transition Period," which summarizes significant components of the Company's executive compensation program and actions taken by the Compensation Committee.

The Company is asking its shareholders to indicate their support for the named executive officers' compensation as described in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

"RESOLVED, that the Company's shareholders hereby approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement for the 2019 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, compensation tables, and narrative discussion."

As provided by the Dodd-Frank Act, the say-on-pay vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the shareholders, and to the extent there are a significant number of votes against the compensation of the named executive officers as disclosed in this Proxy Statement, the Board and Compensation Committee will consider the shareholders' concerns and evaluate what actions are necessary to address those concerns.

Required Vote

This proposal requires the affirmative vote of a majority of the votes cast by the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, for approval.

Proxies solicited by the Board will be voted FOR the approval of the compensation of the named executive officers unless a contrary vote is specified.

Vote Recommended

The Board recommends that shareholders vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary and Achievements for the 2018 Transition Period

Performance Achievements for the 2018 Transition Period

During the 2018 transition period, the Company announced the following achievements:

  •
  Disposed of five commercial properties and three parcels of unimproved land, establishing a base year for the Company's multifamily business, with 98.2% of revenue being generated from apartment communities during the 2018 transition period.

  •
  Re-organized operations, repositioning both field and support teams to improve scalability and help the Company succeed in its mission of providing great homes for residents.

  •
  Launched a "Rise By 5" margin expansion initiative, which led the Company to increase the margin on its same-store multifamily properties by 110 basis points between the eight-month period ended December 31, 2017 and the eight-month period ended December 31, 2018 to 57.1%.

  •
  Amended its unsecured credit facility, increasing the total lending commitment to $395 million, extending the term for an additional year, reducing interest rates at each level, and adding a new $75 million, 7-year term loan.

  •
  Changed its fiscal year-end to December 31, effective for the fiscal year beginning January 1, 2019, thereby improving comparability of the Company's results with its peers.

  •
  Gained access to a potentially larger investor pool and the attendant liquidity upon the completion of a 1-for-10 reverse stock split at the close of business on December 27, 2018.

  •
  Delivered same-store Net Operating Income growth of 5.45% for the eight months ended December 31, 2018.

Compensation Summary for the 2018 Transition Period

The primary goal of the Company's executive compensation program is to attract and retain highly qualified and experienced executive talent and align the interests of the executive officers with those of the shareholders. Below is a summary of some of the key attributes that define the Company's executive compensation program approved for the 2018 transition period.

  •
  A significant portion of each executive officer's total compensation was based on operating and share price performance.

  •
  Long-term incentive share awards, or LTIP awards, were based on forward-looking, three-year financial and share price performance and continuous employment during such period.

  •
  Under the LTIP for the 2018 transition period (the "2018 Transition Period LTIP"), each executive officer received: (1) two-thirds of the target LTIP award in performance shares ("performance-based LTIP awards"); and (2) one-third in time-based restricted shares ("time-based LTIP awards"). The performance-based LTIP awards are based on the

    Company's total shareholder return compared to the MSCI U.S. REIT Index over a three-year measurement period.

  •
  The time-based LTIP awards vest ratably over three years if the officer remains in the continuous employ of the Company through each of the applicable vesting dates.

  •
  The performance-based LTIP awards are earned at the end of a three-year performance period and vest, to the extent earned, 100% after the conclusion of the performance period.

  •
  The 2018 short-term incentive cash awards, or STIP awards, for the 2018 transition period (the "2018 Transition Period STIP"), included the following metrics: (a) achievement of certain individual goals and strategic plan goals, including a measurable general and administrative expense goal (30% of the 2018 Transition Period STIP), (b) Adjusted FFO, or AFFO, growth per share (35% of the 2018 Transition Period STIP), and (c) Same-Store NOI growth (35% of the 2018 Transition Period STIP).

  •
  There are no guaranteed minimum STIP or LTIP payouts.

  •
  There are no guaranteed annual salary increases.

  •
  Executive officers are subject to a clawback policy, a share ownership and retention policy, and a policy prohibiting hedging and pledging of the Company's securities.

  •
  Change in control agreements entered into with executive officers contain double trigger language (i.e., a change of control and employment is terminated without cause or by the officer for good reason) and require conditions for payment.

In administering the 2018 Transition Period STIP and 2018 Transition Period LTIP, the Board and Compensation Committee also took into account the Company's change in fiscal year-end from April 30 to December 31, which resulted in the eight-month transition period (May 1, 2018 through December 31, 2018) described in this Proxy Statement. As a result of the change in fiscal year-end, the Board and Compensation Committee reviewed the Company's executive compensation program and determined to:

  •
  Truncate the measurement period for the 2018 Transition Period STIP to December 31, 2018 from April 30, 2019, thereby resulting in an 8/12th (or 2/3rd) payout under the 2018 Transition Period STIP. In other words, participants would receive 2/3rd of what they typically would receive on an annual basis; and

  •
  Maintain the terms of the 2018 Transition Period LTIP as initially adopted.

Due to the change in fiscal year-end and the resulting creation of an eight-month transition period, the base salary and 2018 Transition Period STIP payout information described in this Proxy Statement resulted in these participants receiving 2/3rd of the amounts they typically would receive in a twelve-month year.

Say-On-Pay Results and Consideration

Say-On-Pay Voting Results for Fiscal 2018

At the Company's 2018 Annual Meeting of Shareholders, the shareholders' advisory vote on executive compensation received the approval of approximately 96.3% of the votes cast on the proposal. The

Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions and considered the vote in reviewing and evaluating its executive compensation programs. The Compensation Committee also considered numerous other factors in evaluating the Company's executive compensation programs as discussed in this Proxy Statement, including its desire to continue to enhance the alignment of its executives and the shareholders. While each of these factors informed the Committee's decisions regarding the named executive officers' compensation, the Compensation Committee did not implement any changes to the Company's executive compensation programs as a result of the shareholder advisory vote.

Say-On-Frequency Voting Results

At the Company's 2017 Annual Meeting of Shareholders, a majority of the Company's shareholders voting on the non-binding advisory resolution on the frequency of holding future advisory votes on executive compensation chose in favor of holding an advisory vote on executive compensation every year. The Board considered the voting results on that proposal and adopted a policy providing for an annual advisory shareholder vote on the Company's executive compensation. The next required "say-on-frequency" advisory vote will occur at the Company's 2023 Annual Meeting of Shareholders.

Named Executive Officers

The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals, collectively referred to as the "named executive officers":

  •
  Mark O. Decker, Jr., Chief Executive Officer since April 30, 2017, and President and Chief Investment Officer since August 8, 2016;

  •
  Anne M. Olson, Executive Vice President, General Counsel, and Secretary since April 30, 2017, and Chief Operating Officer since June 25, 2018;

  •
  John A. Kirchmann, Executive Vice President since April 30, 2017, and Chief Financial Officer since June 29, 2017; and

  •
  Andrew Martin, Executive Vice President – Property Operations, until his resignation on June 25, 2018.

The Company did not have any other executive officers during the 2018 transition period.

Executive Compensation Philosophy

The Compensation Committee, composed entirely of trustees who are independent under the NYSE listing standards, operates under a written charter adopted on December 5, 2012, as amended on December 14, 2018, and is responsible for establishing the terms of the compensation of the Company's named executive officers. The Compensation Committee believes that the Company's compensation program for executive officers should:

  •
  attract and retain highly qualified executives;

  •
  motivate these executives to improve the Company's financial position and increase shareholder value on an annual and long-term basis;

  •
  target "total compensation" reflective of the Company's relative size compared to peers;

  •
  promote management accountability for financial and operational performance;

  •
  provide a total compensation pay mix that includes both base salary and cash and equity incentive components; and

  •
  promote teamwork and cooperation throughout the Company and within the management group.

The Compensation Committee applied this philosophy in establishing each of the elements of executive compensation for the 2018 transition period. The Compensation Committee's goal was to align executive compensation with measurable performance and to compare executive compensation with peers and industry-specific market data, in order to design an executive compensation program that would attract and retain talented executives, provide incentives to executives to achieve certain performance targets, and link executive compensation to shareholder results by rewarding competitive and superior performance.

Executive Officer Compensation Processes

The Compensation Committee meets in executive session without management present to discuss various compensation matters, including the compensation of the Chief Executive Officer. In addition, the Compensation Committee annually reviews all elements of executive compensation and benefit programs for reasonableness and cost-effectiveness. Pursuant to the Company's Declaration of Trust, the Board may form and delegate the authority of the Compensation Committee to subcommittees composed entirely of independent trustees, when appropriate, to take any of the actions that the Compensation Committee is empowered to take. To date, the Board has not made provisions for the Compensation Committee to delegate any of its authority, except that the Company's CEO may grant stock awards, stock unit awards, and incentive awards to non-Section 16 officers under the terms of the 2015 Incentive Plan, provided that such awards shall not exceed 20,000 shares in any calendar year and that the CEO shall provide a report to the Compensation Committee not less than annually on any awards granted pursuant to this delegated authority.

The Compensation Committee has engaged Meridian Compensation Partners, LLC ("Meridian") as an independent consultant to advise the Compensation Committee on executive compensation matters. During this engagement, the consultant assisted in developing an appropriate peer group and conducted an analysis and peer comparison of total compensation. The consultant was engaged directly by the Compensation Committee, although it periodically interacted with management to gather relevant data. At the time of engagement, based on information from Meridian and the trustees and executive officers confirming no business or personal relationships with Meridian, the Compensation Committee concluded that the consultant was independent from the Company and that the work of the consultant did not raise any conflict of interest.

Executive Compensation Peer Group

Consistent with its previous determination regarding executive officer compensation, the Compensation Committee determined that the compensation of executive officers should consist of a higher percentage of variable pay (i.e., incentive compensation) to fixed pay (i.e., base salary). The Compensation Committee further determined that executive officer compensation should be market-adjusted and established with reference to a peer group of public real estate investment trusts ("REITs") based on similar asset focus, size in terms of assets, and revenue and geographic location.

The peer group Meridian assisted in developing and used for comparison of total executive compensation, consisted of the following REITs (the "Peer Group"):

• American Assets Trust Inc. • Bluerock Residential Growth REIT, Inc. • EastGroup Properties, Inc. • Independence Realty Trust • Sun Communities, Inc.	• Apartment and Investment Management Co. (AIMCO) • BRT Apartments Corp. • Education Realty Trust, Inc.(1) • Mid-America Apartment Communities, Inc. • UDR, Inc.	• Armada Hoffler Properties, Inc. • Camden Properties Trust • Equity LifeStyle Properties, Inc. • PS Business Parks, Inc. • Washington Real Estate Investment Group

(1)
Education Realty Trust, Inc. was acquired by Greystar Real Estate Partners on September 20, 2018.

Based on comparisons with the Peer Group, the Compensation Committee determined that no base salary increases were appropriate at this time. In establishing the salaries of the executive officers, the Compensation Committee also considered internal equity among executive officers, individual and Company performance and cost to the Company.

In establishing incentive compensation for executive officers, the Compensation Committee reviewed the comparisons between the Company and the Peer Group as to the types of incentive awards utilized, structure of the incentive awards, and performance metrics utilized.

Role of Management in Executive Compensation Decisions

During the 2018 transition period, Company management was involved in the following executive compensation processes:

  •
  the Chief Executive Officer, Chief Financial Officer, General Counsel, and Senior Vice President of Talent & Culture, as requested by the Compensation Committee, developed or oversaw the creation of written background and supporting materials for distribution to the Compensation Committee prior to its meetings.

  •
  near the end of the 2018 transition period, the Chief Executive Officer and a representative from Meridian provided the Compensation Committee with comments and recommendations regarding salary levels and salary increases for members of management, including the named executive officers (other than for the Chief Executive Officer).

Components of the Executive Compensation Program

The primary elements of the Company's executive compensation program for the 2018 transition period were:

  •
  base salary;

  •
  short- and long-term incentive awards;

  •
  health and retirement programs; and

  •
  executive benefits and perquisites.

Base Salary

Base salaries for the named executive officers, including the CEO, are designed to compensate such individuals for their sustained performance. Base salaries for the 2018 transition period were established by evaluating the responsibilities of the position held, the experience of the particular individual and the Compensation Committee's desire to achieve the appropriate mix between fixed compensation and incentive compensation. The Compensation Committee also reviewed salaries paid for comparable positions by the Peer Group, as indicated above. The base salaries of the named executive officers are reviewed and adjusted on a fiscal year basis, based on, among other factors, the individual's performance over the past year, changes in the individual's responsibility and/or necessary adjustments to maintain base salaries that are competitive in view of prevailing wage rates and inflation, if any.

Mark O. Decker, Jr.	$444,050
John A. Kirchmann	$325,000
Anne M. Olson(1)	$360,000

(1)
Ms. Olson's base salary was increased to $360,000 in June 2018.

Short-Term Incentive Awards

The short-term incentive program ("STIP") for the 2018 transition period was developed under the 2015 Plan and is subject to the terms and limitations of the 2015 Plan. The STIP was recommended by the Compensation Committee and approved by the independent trustees.

Under the STIP, the Company's named executive officers are provided the opportunity to earn awards, payable 100% in cash, based on the degree of attaining specified performance goals of the Company over a one-year performance period beginning on the first day of the fiscal year. The executive officers must be employed by the Company on the last day of the performance period, December 31, 2018, to receive the award.

Target STIP was based on a percentage of the named executive officer's base salary:

  •
  100% for Mr. Decker; and

  •
  70% for Ms. Olson and Mr. Kirchmann.

Each named executive officer's total award opportunity under the STIP, stated as a percentage of base salary for "threshold," "target," and "maximum" performance levels are 50%, 100% and 150%, respectively. For the STIP awards:

  •
  70% of the award was based on achieving objective performance goals

  •
  35% based on Adjusted FFO ("AFFO"); and

  •
  35% based on Same Store NOI Growth; and

  •
  30% was based on achieving subjective performance goals (including progress on execution of strategic plan and meeting individual personal goals).

If achievement of an objective performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation. AFFO and Same Store NOI growth were calculated as follows:

    AFFO

FFO, as defined by Nareit, is equal to a REIT's net income or loss calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains or losses from sales of certain real estate assets, gains and losses from a change in control, and impairment write-downs of certain real estate assets and investments. The portion of the 2018 Transition Period STIP based on AFFO was computed by calculating the Company's FFO for the 2018 transition period and then adjusting that number to:

  •
  exclude the impact of losses on extinguishment of debt, severance and transition costs, casualty loss write-offs, and stock-based compensation expense; and

  •
  include same-store recurring capital expenditures.

The performance goals for the AFFO performance metric were set by the independent trustees within the first 90 days of the performance period (taking into account input from the Board of Trustees and the Chief Executive Officer), and were as follows: threshold at $2.80, target at $2.85, and maximum at $2.95. Because these levels were established based on a twelve-month fiscal year, to determine whether the thresholds had been met, the Company calculated AFFO for the eight-month transition period and then annualized those results to obtain a comparable 12-month number.

    Same-Store NOI Growth

Same-store NOI growth is calculated as the increase of same-store NOI over prior year same-store NOI. NOI, as defined in the Company's filings with the SEC, is total real estate revenues less property operating expenses, including real estate tax expense. The performance goals for this performance metric were set by the independent trustees within the first 90 days of the performance period (taking into account input from the Board of Trustees and the Chief Executive Officer), and were as follows: threshold at 2.20%, target at 3.75%, and maximum at 5.50%. Due to the change in fiscal year-end, same-store NOI growth was calculated by comparing the results for the eight months ended December 31, 2018 to the results for the eight months ended December 31, 2017.

The table below summarizes the total STIP payout earned by the named executive officers for the eight months ended December 31, 2018.

Name	AFFO(1)	Same-Store NOI Growth(2)	Individual and Strategic Plan Goals(3)	Total Payout	% of Target

Mark O. Decker, Jr.	$72,528	$154,233	$111,012	$337,773	114%
John A. Kirchmann	$37,158	$79,018	$56,875	$173,051	114%
Anne M. Olson	$41,160	$87,528	$63,000	$191,688	114%
(1)
The Company generated AFFO of $2.82 per share/unit on an annualized basis during the transition period ended December 31, 2018, which exceeded the "threshold" level, with a 70% payout based on linear interpolation between the "threshold" and "target" levels.

(2)
The Company's same-store NOI growth was 5.46% for the eight-month transition period ended December 31, 2018, which exceeded the "target" performance metric and resulted in a 149% payout.

(3)
With respect to the individual and strategic plan goals relating to progress on execution of the strategic plan and meeting individual personal goals, the Compensation Committee, with the approval of the independent trustees, determined that all of the named executive officers exceeded the subjective criteria of their STIP awards and resulted in a 125% payout.

Long-Term Incentive Awards

The long-term incentive awards are issued pursuant to the 2015 Plan and are subject to the terms and limitations of the 2015 Plan. The awards are evidenced by individual award agreements, which allows the Compensation Committee the flexibility to make changes easily in the future to reflect best practices in the market and REIT industry.

    2018 Transition Period LTIP

On July 20, 2018, the Compensation Committee recommended, and the independent trustees approved, a new long-term incentive program for the 2018 transition period ("2018 Transition Period LTIP") under the 2015 Plan to be consistent with best practices in the market and align more closely with the Company's compensation program goals. As of July 20, 2018, 2018 Transition Period LTIP awards were granted to the named executive officers.

The 2018 Transition Period LTIP awards include:

  •
  performance-based elements (67%); and

  •
  time-based elements (33%).

The performance-based LTIP awards are based on the Company's total shareholder return ("TSR") compared to a market index. The time-based LTIP awards consist of time-based RSUs with a three-year vesting period.

Target LTIP was based on a percentage of the named executive officer's base salary:

  •
  100% for Mr. Decker and Ms. Olson; and

  •
  70% for Mr. Kirchmann.

To prepare the LTIP award agreements, the percentage of salary was then converted into a number of common shares based on the average closing price of the common shares for the 20 trading days prior to the grant date to determine the number of Target Shares. The performance period for the 2018 Transition Period LTIP performance-based awards extends from May 1, 2018 through April 30, 2021. The performance-based 2018 Transition Period LTIP awards are described in greater detail below.

    TSR vs. MSCI U.S. REIT Index

The performance-based 2018 Transition Period LTIP awards are earned based on the Company's total shareholder return ("TSR") over a three-year period, ending on April 30, 2021, as compared to the TSRs of the constituent members of the MSCI U.S. REIT Index over the same measurement period, ranging from 0% up to 200% of the performance-based Target Shares based on threshold, target and maximum performance levels as set forth in the table below:

	TSR Percentile for the Performance Period	Number of Performance-Based Target Shares Earned

Below Threshold	Below 25th percentile	None

Threshold	25th percentile	25% of Performance-Based Target Shares

Target	50th percentile	100% of Performance-Based Target Shares

Maximum	75th percentile	200% of Performance-Based Target Shares

Company TSR is the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)) in the value of a share during the performance period reflecting the appreciation/depreciation in the price per share and distributions paid on a share during the performance period, including the reinvestment of distributions. The Company TSR for the performance period will be calculated as follows:

  1.
  the closing price of a share on the last day of such performance period (but using the average closing price for the 20 trading days ending on the last day of the performance period), plus distributions paid during such period, divided by

  2.
  the closing price of a share on the first day of such performance period (but using the average closing price for the 20 trading days ending before the first day of the performance period).

If the performance period ends on account of a change in control, the Company TSR for the period from the most recent fiscal year-end to the change in control date will be annualized for purposes of calculating the Company TSR. The TSR of a constituent member of the MSCI U.S. REIT Index will be the TSR of such member, calculated in accordance with the methodology described above for Company TSR.

If achievement falls between two performance levels, then linear interpolation will be used to determine the number of earned shares. If the named executive officer remains in the continuous employ of the Company or an affiliate from the date of grant until the end of the performance period, then the earned shares will fully vest at the end of the performance period. If the named executive officer's employment is terminated before the end of the performance period for either good reason by the officer, without cause by the Company, or upon the officer's death or disability (a "Qualifying Termination"), then a pro rata portion of the earned shares will vest at the end of the performance period. If a change in control occurs before the end of the performance period, then a pro rata portion of the earned shares will vest on the change of control date.

    Time-based 2018 Transition Period LTIP Awards

The time-based LTIP awards were granted at the target award level, or 100% of the Target Shares multiplied by 33%, and vest as to one-third of the shares on each of July 20, 2019, April 30, 2020, and April 30, 2021 if the named executive officer remains in the continuous employ of the Company or an affiliate through each of the applicable vesting dates. If the officer's employment is terminated due to death or disability before the last vesting date, then any shares that remain unvested will vest in full as of the date of such termination. If a change of control occurs before the last vesting date and the officer's employment is terminated in a Qualifying Termination as of the change of control date, or within twelve months of the change of control date, then any shares that remain unvested will vest in full as of the change in control date.

As of December 31, 2018, none of the shares under the time-based 2018 Transition Period LTIP awards granted to the named executive officers were fully vested in accordance with the terms of the award agreements. The performance period for the performance-based 2018 Transition Period LTIP awards granted to the named executive officers is still in progress.

Information regarding the LTIP awards for fiscal years 2018 and 2017 are included in the proxy statements for the 2018 Annual Meeting and 2017 Annual Meeting, respectively.

Health, Retirement and Other Benefits

In an effort to attract, retain and fairly compensate talented employees, the Company offers various benefit plans to its employees, including a 401(k) benefit plan, and health, life insurance, and disability plans. These benefit plans are part of the Company's broad-based employee benefits program, and none of these plans are offered to the named executive officers either exclusively or with terms different from those offered to other eligible Company employees.

Executive Benefits and Perquisites

As noted above, the Company's named executive officers are generally offered the same employee benefits and perquisites offered to all employees. In the 2018 transition period, the only benefits or perquisites offered to any named executive officer either exclusively or with terms different from those offered to other eligible Company employees were the following: the provision of a data plan to all named executive officers, in addition to the Company's standard cell phone plan for employees. The Company provides executive benefits and perquisites to retain executive talent. The total value of all perquisites received by any of the named executive officers in the 2018 transition period was less than $10,000.

Compensation Elements and Basis for Compensation of Named Executive Officers ("NEOs")

The components of the Company's executive compensation program (base salary, incentive awards, health, retirement, and other benefits, and executive benefits and perquisites) for the 2018 transition period are discussed above. The key factors the Compensation Committee considered in setting or approving the compensation for the named executive officers are discussed below and include the nature, scope, and level of their respective responsibilities and their individual contribution to the Company's operational and financial results. These factors were considered as a whole, and no one factor was determinative of an executive's compensation, and they were based upon a subjective, non-formulaic and informal evaluation of senior executive performance by the Compensation Committee together with the CEO, as discussed above. Additionally, in the case of senior executive officers other than the CEO, the Compensation Committee generally deferred to the recommendations of the CEO.

              Basis for Compensation of the Chief Executive Officer. Mr. Decker's salary for the eight months ended December 31, 2018 was based on an evaluation of those factors previously described and was approved by the Compensation Committee and the independent trustees. Among the factors considered were the Company's ability to strengthen its existing portfolio (including its completion of the transition to a multifamily REIT), enhanced operational proficiency (including achievement of certain budget forecasts and occupancy metrics), and position as a growing multifamily REIT (including more than 90% NOI from multifamily properties at year-end and budgeted growth in FFO/AFFO). In addition, the CEO was evaluated for his ability to recruit, empower, and develop a high-performing team. These factors were considered as a whole, and no numerical weight was attributed to any particular factor. The incentive awards granted to Mr. Decker for the 2018 transition period were granted based on the criteria and calculated in accordance with the formulas described above in the "Short-Term Incentive Awards" and "Long-Term Incentive Awards" section of this Compensation Discussion and Analysis.

              Basis for Compensation of Other Named Executive Officers. The salaries for the NEOs, other than the CEO, for the eight months ended December 31, 2018, were based on the recommendations of the CEO following his evaluation of those factors previously described and was approved by the Compensation Committee and the independent trustees. Among the factors considered were the Company's ability to strengthen its existing portfolio (including its completion of the transition to a multifamily REIT), enhanced operational proficiency (including achievement of certain budget forecasts and occupancy metrics), and position as a growing multifamily REIT (including more than 90% NOI from multifamily properties at year-end and budgeted growth in FFO/AFFO). These factors were considered as a whole, and no numerical weight was attributed to any particular factor. The incentive awards granted to the other named executive officers for the 2018 transition period were granted based on the criteria and calculated in accordance with the formulas described above in the "Short-Term Incentive Awards" and "Long-Term Incentive Awards" section of this Compensation Discussion and Analysis.

Resignation and Severance Agreements

On June 25, 2018, the Company entered into a severance agreement and release with Andrew Martin in connection with his resignation as Executive Vice President – Property Operations. Under this agreement, Mr. Martin received a lump sum severance payment of $318,750, subject to applicable tax withholding and deductions as required by law. The severance calculation is based on 0.75x base salary, plus 0.75x target bonus. As of his resignation date, vesting accelerated on all 763 of Mr. Martin's outstanding time-based restricted shares of common stock, which were awarded under the Company's LTIP. All outstanding performance-based shares awarded to Mr. Martin under the LTIP will be forfeited. In addition, Mr. Martin will receive other employee benefits valued at $20,926, including 0.75x of his current annual premium for the continuation of health benefits.

Clawback Policy

The Company believes it is important to foster and maintain a culture that emphasizes integrity and accountability and that reinforces the Company's pay-for-performance compensation philosophy. For this reason, the Company adopted the Executive Incentive Compensation Recoupment Policy, more commonly known as a clawback policy, effective May 1, 2015. This policy applies to all executive officers, vice presidents and senior vice presidents who receive incentive compensation, including annual cash bonuses and cash and equity awards under the current or future STIP and LTIP, which are based on achievement of specified financial performance metrics. The policy applies to such awards approved, awarded, or granted on or after the effective date of May 1, 2015.

In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, a person covered by this clawback policy will be required to reimburse or forfeit any incentive compensation received if such person engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be the amount of the incentive compensation paid or awarded to the person based on the erroneous financial data exceeding the amount that would have been paid based on restated results, as determined by the Board in its sole discretion. The Board will also determine the method for recouping such amounts, which may include: (1) requiring reimbursement of cash incentive compensation previously paid to the person; (2) seeking recovery of any gain realized on the vesting, sale, or other disposition of any equity-based awards; (3) offsetting the recouped amount from any compensation otherwise owed by the Company to the person; (4) canceling outstanding vested or unvested equity awards made to the person; and/or (5) taking any other remedial and recovery action permitted by law.

The Board has the sole discretion to decide whether it is appropriate to recoup the pre- or post-tax incentive compensation amount based on the person's circumstances. However, actions taken to recover such incentive compensation under this policy will be effected in a manner that does not result in adverse tax consequences for the person under Section 409A of the Internal Revenue Code and applicable rules and regulations. It is the Company's intention that this policy be interpreted in a manner consistent with the requirements of Section 10D of the Exchange Act.

Change In Control Severance Agreements

The Company has entered into "double-trigger" Change in Control Severance Agreements with the executive officers, including Ms. Olson and Messrs. Decker and Kirchmann. The Company believes it is important to provide such officers assurances regarding the benefits that will be payable if a change in control occurs (first trigger) and their employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the agreements (second trigger). Additional information regarding the terms of these Severance Agreements is described below under "Potential Payments Upon Termination or Change in Control – Change in Control Severance Agreements."

Indemnification Agreements

The Company has entered into an Indemnification Agreement with each of the trustees, executive officers, senior vice presidents, and certain other officers of the Company. The Company believes that to attract and retain talented and experienced individuals to serve or continue to serve as trustees or officers of the Company, and to encourage them to take the business risks necessary for the success of the Company, it is necessary for the Company contractually to indemnify trustees and officers and to assume for itself, to the fullest extent permitted by law, expenses and damages related to claims against such trustees and officers in connection with their service to the Company.

The agreements supplement the rights to indemnification, advancement of expenses and related rights provided in the Company's Declaration of Trust. The Agreements generally provide that the Company shall indemnify the indemnitees to the fullest extent permitted by law, subject to certain exceptions, against judgments, penalties, fines, and amounts paid in settlement and all expenses actually and reasonably incurred by indemnitee in connection with their services as a trustee or officer and also provide rights to advancement of expenses and contribution. An agreement terminates the later of: (1) the date the indemnitee is no longer a trustee or employee of the Company; and (2) the date that indemnitee is no longer subject to any actual or possible proceeding, as defined in the agreements.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board: Linda J. Hall (Chair) Emily N. Green John A. Schissel

EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for the 2018 Transition Period

The table below summarizes the total compensation paid to or earned by the named executive officers serving during or at the end of the 2018 transition period, based on total compensation received for the eight-month transition period ended December 31, 2018. The named executive officers in the table below were either not employed or were not named executive officers of the Company prior to fiscal year 2017 (May 1, 2016 to April 30, 2017).

Name and Principal Position	Year	Salary ($)	Share Awards(1)(2)(3) ($)	Non-equity Incentive Plan Compensation(4) ($)	All Other Compensation(*) ($)	Total ($)

Mark O. Decker, Jr.(5)	Transition period 2018	300,570	445,146	337,773	16,575	1,100,064
President, Chief Executive Officer and	Fiscal year 2018	444,050	592,793(6)	509,769	201,599	1,748,211
Chief Investment Officer	Fiscal year 2017	281,058	502,014(7)	83,862	19,633	886,567
John A. Kirchmann	Transition period 2018	220,033	228,038	173,051	16,069	637,191
Chief Financial Officer and Executive	Fiscal year 2018	325,000	399,383(9)	238,240	40,029	1,002,652
Vice President
Anne M. Olson(8)	Transition period 2018	238,358	360,873	191,688	18,690	809,609
Chief Operating Officer, Executive Vice	Fiscal year 2018	325,000	399,383(9)	261,170	22,925	1,008,478
President, General Counsel, and Secretary
Andrew Martin	Transition period 2018	39,406	—	—	334,131	373,537
Former Executive Vice President –	Fiscal year 2018	222,986	170,812	183,400	21,770	598,968
Property Operations	Fiscal year 2017	218,922	143,536	65,677	15,277	443,412

(1)
The amounts included in this column for the 2018 transition period represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under 2018 Transition Period LTIP awards. Such LTIP awards were granted on July 20, 2018. Each applicable officer received two LTIP awards on the applicable grant date: (i) a time-based share award which vests ratably over a three-year period provided the recipient is still employed with the Company ("time-based LTIP award"); and (ii) a performance-based share award which vests based on achieving certain performance goals at the end of the performance period, or April 30, 2021, provided that the recipient is still employed with the Company ("performance-based LTIP award"). The grant date fair value for the performance-based LTIP awards were based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2018 Transition Period LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(2)
The amounts included in this column for fiscal year 2018 represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under 2018 LTIP awards. Such 2018 LTIP awards were granted on June 21, 2017, except as noted in footnote 5. Each applicable officer received three 2018 LTIP awards on the applicable grant date: (i) a time-based share award which vests ratably over a three-year period provided the recipient is still employed with the Company ("time-based LTIP award"); and (ii) two performance-based share awards which vest based on achieving certain performance goals at the end of the performance period, or April 30, 2020, provided that the recipient is still employed with the Company ("performance-based LTIP award"). The grant date fair value for the performance-based LTIP awards were based on the target number of shares under the award.

(3)
The amounts included in this column for fiscal year 2017 represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under 2017 LTIP awards. Such 2017 LTIP awards were granted on June 22, 2016, except as noted in footnote 6. Each applicable officer received two 2017 LTIP awards on the applicable grant date: (i) a time-based share award which vests ratably over a three-year period provided the recipient is still employed with the Company ("time-based LTIP award"); and (ii) a performance-based share award which vests based on achieving certain performance goals at the end of the performance period, or April 30, 2019, provided that the recipient is still employed with the Company ("performance-based LTIP award"). The grant date fair value for the performance-based LTIP awards were based on the target number of shares under the award.

(4)
The amounts included in this column represent the cash awards earned under the referenced 2018 transition period or fiscal year pursuant to the Company's STIP, based on the 2018 transition period or fiscal year performance. The awards were paid following the end of the 2018 transition period or applicable fiscal year. See the "Short-Term Incentive Awards" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(5)
Mr. Decker was promoted to Chief Executive Officer on April 27, 2017.

(6)
On May 1, 2017, Mr. Decker received a time-based LTIP award. The amount of this award reflects the full grant date fair value, computed in accordance with ASC Topic 718. This award vests as to one-third of the shares on each May 1, 2018, May 1, 2019, and May 1, 2020, provided that the recipient is still employed with the Company.

(7)
In addition to the time-based LTIP award and performance-based LTIP award granted on August 8, 2016, the amount includes a restricted share award granted on August 8, 2016 as a signing bonus when Mr. Decker joined the Company ("signing bonus award"). The amount of this award reflects the full grant date fair value, computed in accordance with ASC Topic 718. This award vests as to one-third of the shares on August 8, 2017 (the first year anniversary of the grant date), August 8, 2018, and August 8, 2019, provided that the recipient is still employed with the Company.

(8)
Ms. Olson was promoted to Chief Operating Officer on June 25, 2018.

(9)
In addition to the time-based LTIP award and performance-based LTIP award granted on June 21, 2017, on April 30, 2017, Mr. Kirchmann and Ms. Olson received a time-based LTIP award. The amount of this award reflects the full grant date fair value, computed in accordance with ASC 718. This award vests as to one-third on each of April 30, 2018, April 30, 2019, and April 30, 2020, provided that the recipient is still employed with the Company.

(*)
All Other Compensation for the 2018 transition period and fiscal years ended April 30, 2018 and 2017 consists of the following:

	Years	401(k) Company Contribution ($)	Health and Dental Coverage and HSA Contributions ($)	Life Insurance & Long-term Disability Coverage ($)	Other ($)	Total ($)

Mark O. Decker, Jr.	Transition period 2018	6,492	9,679	404	—	16,575
	Fiscal year 2018	18,251	14,290	588	168,470(1)	201,599
	Fiscal year 2017	3,038	9,421	394	6,780(2)	19,633
John A. Kirchmann	Transition period 2018	8,438	7,227	404	—	16,069
	Fiscal year 2018	8,438	10,967	588	20,036(2)	40,029
Anne M. Olson	Transition period 2018	8,598	9,688	404	—	18,690
	Fiscal year 2018	8,438	13,899	588	—	22,925
Andrew Martin	Transition period 2018	9,413	959	83	323,676(3)	334,131
	Fiscal year 2018	14,504	6,678	588	—	21,770
	Fiscal year 2017	8,757	5,928	592	—	15,277

(1)
Includes a retention bonus and relocation costs.
(2)
Relocation costs.
(3)
Consists of a lump sum cash severance payment of $318,750 and a cash payment of $4,926, equal to 9 months of monthly payments for the cost of continuation of health benefits, paid in connection with Mr. Martin's resignation.

Grants of Plan-Based Awards Table

The following table presents information regarding share awards granted to the named executive officers for performance during the 2018 transition period, under the Company's 2015 Incentive Plan.

Name	Grant Date	All Other Share Awards: No. of Shares		Grant-Date Fair Value ($)(1)

Mark O. Decker, Jr.	7/20/2018	2,634	(2)	141,182
	7/20/2018	5,268	(3)	303,964
	6/21/2017	2,435	(4)	149,721
	6/21/2017	4,870	(5)	345,212
	5/1/2017	1,645	(6)	97,860
	8/8/2016	1,287	(7)	84,582
	8/8/2016	3,068	(8)	201,535
	8/8/2016	3,862	(9)	215,897
John A. Kirchmann	7/20/2018	1,349	(2)	72,306
	7/20/2018	2,699	(3)	155,732
	6/21/2017	1,247	(4)	76,710
	6/21/2017	2,494	(5)	176,867
	4/30/2017	2,467	(10)	145,806
Anne Olson	7/20/2018	2,135	(2)	114,436
	7/20/2018	4,271	(3)	246,437
	6/21/2017	1,247	(4)	76,710
	6/21/2017	2,494	(5)	176,867
	4/30/2017	2,467	(10)	145,806

(1)
The amounts included in this column represent the full grant date fair value, computed in accordance with ASC Topic 718, of shares awarded under the 2015 Incentive Plan.

(2)
Time-based LTIP awards granted on July 20, 2018, which vest ratably on each July 20, 2019, April 30, 2020, and April 30, 2021, provided that the recipient is still employed with the Company. See the "Long-Term Incentive Awards – 2018 Transition Period LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(3)
Performance-based LTIP awards granted on July 20, 2018, which vest based on achieving certain performance goals at the end of the performance period, or April 30, 2021, provided that the recipient is still employed with the Company. The number of shares and grant date fair values for the performance-based LTIP awards are based on the target number of shares under the award. See the "Long-Term Incentive Awards – 2018 Transition Period LTIP" section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.

(4)
Time-based LTIP awards granted on June 21, 2017, which vest ratably on each June 21, 2018, May 1, 2019, and May 1, 2020, provided that the recipient is still employed with the Company.

(5)
Performance-based LTIP awards granted on June 21, 2017, which vest based on achieving certain performance goals at the end of the performance period, or April 30, 2020, provided that the recipient is still employed with the Company. The number of shares and grant date fair values for the performance-based LTIP awards are based on the target number of shares under the award.

(6)
Retention share award granted on May 1, 2017, which vests ratably on May 1, 2018, May 1, 2019, and May 1, 2020, provided that the recipient is still employed with the Company.

(7)
Time-based LTIP awards granted on August 8, 2016, which vest ratably on August 8, 2017, May 1, 2018, and May 1, 2019, provided that the recipient is still employed with the Company.

(8)
Signing bonus award granted on August 8, 2016, which vests ratably over a three-year period provided the recipient is still employed with the Company.

(9)
Performance-based LTIP awards granted on August 8, 2016, which vest based on achieving certain performance goals at the end of the performance period, or April 30, 2019, provided that the recipient is still employed with the Company. The number of shares and grant date fair values for the performance-based LTIP awards are based on the target number of shares under the award.

(10)
Time-based LTIP awards granted on April 30, 2017, which vest ratably on April 30, 2018, April 30, 2019, and April 30, 2020 provided that the recipient is still employed with the Company.

Outstanding Equity Awards at December 31, 2018

The following table presents information regarding share awards granted to each of the named executive officers under the 2015 Plan which were outstanding at the end of the 2018 transition period but had not yet been earned or vested. See "Grants of Plan-Based Awards Table" for more information.

		Share Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)

Mark O. Decker, Jr.	7/20/2018	2,634	(2)	129,250
	7/20/2018	5,268	(3)	258,501
	6/21/2017	1,623	(2)	79,641
	6/21/2017	2,435	(3)	119,485
	6/21/2017	2,435	(3)	119,485
	5/1/2017	1,096	(2)	53,781
	8/8/2016	429	(2)	21,051
	8/8/2016	3,862	(3)	189,508
	8/8/2016	1,023	(4)	50,199
John A. Kirchmann	7/20/2018	1,349	(2)	66,195
	7/20/2018	2,699	(3)	132,440
	6/21/2017	831	(2)	40,777
	6/21/2017	1,247	(3)	61,190
	6/21/2017	1,247	(3)	61,190
	4/30/2017	1,644	(4)	80,671
Anne Olson	7/20/2018	2,135	(2)	104,764
	7/20/2018	4,271	(3)	209,578
	6/21/2017	831	(2)	40,777
	6/21/2017	1,247	(3)	61,190
	6/21/2017	1,247	(3)	61,190
	4/30/2017	1,644	(4)	80,671

(1)
Based on the closing market price per common share at the end of the 2018 transition period, which was $49.07.
(2)
Time-based LTIP award.
(3)
Performance-based LTIP award. The number of shares and market value of unearned shares for such awards are based on the target number of shares under the award.
(4)
Signing bonus award upon joining the Company.

Shares Vested

The following table presents information regarding share awards and RSUs granted to each of the named executive officers under the 2015 Incentive Plan which vested during the 2018 transition period. All shares were or became fully vested and unrestricted on December 31, 2018. The Company has not granted any share option awards to the named executive officers.

			Share Awards
Name	Grant Date	Vest Date	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Mark O. Decker, Jr.	8/8/2016	8/8/2018	1,022	(1)	55,290
	8/8/2016	5/1/2018	429	(1)	22,952
	5/1/2017	5/1/2018	549	(2)	29,372
	6/21/2017	6/21/2018	812	(3)	48,233
John A. Kirchmann	6/21/2017	6/21/2018	416	(3)	24,710
Anne Olson	6/21/2017	6/21/2018	416	(3)	24,710

(1)
These shares consist of one-third of the time-based LTIP awards granted on August 8, 2016.
(2)
These shares consist of one-third of the time-based LTIP awards granted on May 1, 2017.
(3)
These shares consist of one-third of the time-based LTIP awards granted on June 21, 2017.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2018 regarding compensation plans (including individual compensation arrangements) under which the Company's common shares of beneficial interest are available for issuance:

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	0	0	400,469	(2)
Equity compensation plans not approved by security holders	0	0	0

Total	0	0	400,469	(2)

(1)
The 2015 Incentive Plan was approved by shareholders on September 15, 2015.

(2)
Common shares subject to share awards or share unit awards granted under the 2015 Incentive Plan that have been canceled, forfeited, expired, or otherwise terminated without the issuance of such common shares, or if any award is settle for cash, then the number of common shares not issued will be available again for issuance under the 2015 Incentive Plan. Therefore, the 145,448 common shares subject to the following forfeitures are available again for issuance under the 2015 Incentive Plan: (i) the one-year LTIP awards, two-year LTIP awards, and three-year LTIP awards granted on September 16, 2015, which awards were unearned as of April 30, 2016, April 30, 2017, and April 30, 2018, respectively, the end of the performance periods, or forfeited prior to the end of the performance periods upon resignation of the applicable recipient; (ii) the portions of the time-based LTIP awards granted on June 22, 2016, which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient; (iii) the performance-based LTIP awards granted on June 22, 2016, which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient; (iv) trustee share awards granted on June 22, 2016, which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient; (v) trustee share awards granted on May 1, 2017, which were forfeited prior to the end of the performance period in connection with the resignation of the applicable recipient; and (vi) trustee shares awards granted on July 20, 2018, which were forfeited prior to the end of the performance period in connection with the retirement of the applicable recipient.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The Company has not entered into any employment agreements with its officers or employees.

Change in Control Severance Agreements

On June 19, 2018, the Company adopted a form of Change in Control Severance Agreements ("Change in Control Agreements"), and each of Mr. Decker, Mr. Kirchmann, and Ms. Olson have entered into a Change in Control Agreement with the Company. Under each agreement, an officer will receive severance payments and benefits if a change in control occurs and his or her employment with the Company and its affiliates is terminated "without cause" by the Company or terminated by the officer for "good reason," as such terms are defined in the agreements. Such payments and receipt of benefits are also contingent on the officer: (1) signing a release and waiver of all claims against the Company; and (2) complying with certain covenants during employment and after termination, including a non-compete provision for one year for Mr. Decker, the CEO at the time, and six months for the other executive officers; non-recruitment, or non-solicitation, provision; non-disparagement provision; and confidentiality agreement.

Under the agreements, severance benefits include:

  •
  Severance pay equal to 2x for Mr. Decker (as CEO) and 1x for other executive officers, the sum of
  o
  base salary, plus
  o
  the target annual cash bonus
  •
  outstanding non-vested share awards that vest based on continued employment immediately become vested; and
  •
  outstanding non-vested, performance-based share awards that vest based on performance goals will remain outstanding until the end of the performance measurement period and become vested to the extent the performance goals are achieved.

Executive officers are also entitled to reimbursement of certain health insurance coverage for up to 18 months and benefits under other Company plans and programs per the terms of such plans and programs. Executive officers would not receive any payment in the event of a termination without good reason by the officer or a termination for cause by the Company.

2015 Incentive Plan

Under the 2015 Plan, in the event a change in control occurs (as defined under the 2015 Plan), the administrator may, at its discretion, require outstanding share awards, share unit awards, and incentive awards be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.

If awards are not assumed or replaced with substitute awards, the administrator may provide that: (1) share awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; and (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award. In addition, the administrator may provide that share unit awards and incentive awards be canceled and exchanged for payment in cash, common shares, or other securities received by the Company's shareholders in the change in control transaction equal to the price per share received by shareholders for each common share in the change in control transaction.

The following table provides information about the estimated maximum amounts payable to those named executive officers who were serving in their positions at the Company as of December 31, 2018 under various scenarios, assuming a change of control and/or termination had occurred on December 31, 2018. The table below does not include the cash amounts under outstanding STIP awards or number of vested shares under outstanding LTIP awards that otherwise would be payable to the named executive officer as of December 31, 2018.

Name and Termination Scenario	Cash Payment ($)(1)		Acceleration of Vesting of Long-Term Equity Incentive Awards ($)(2)

Mark O. Decker, Jr. – President, Chief Executive Officer, and Chief Investment Officer
By Company For Cause(3)	0		0
By Company Without Cause	0		333,921
Upon Death or Disability	0		1,020,901
Upon Change in Control(4)	0		333,921
Upon Change in Control and Termination(5)	1,900,333	(6)	1,020,901
John A. Kirchmann – Executive Vice President and Chief Financial Officer
By Company For Cause(3)	0		0
By Company Without Cause	0		187,644
Upon Death or Disability	0		442,464
Upon a Change in Control(4)	0		187,644
Upon Change in Control and Termination(5)	567,083	(6)	442,464
Anne M. Olson – Executive Vice President — Chief Operating Officer, General Counsel, and Secretary
By Company For Cause(3)	0		0
By Company Without Cause	0		262,213
Upon Death or Disability	0		558,171
Upon Change in Control(4)	0		226,213
Upon Change in Control and Termination(5)	632,262	(6)	558,171

(1)
This column assumes that there was neither accrued but unpaid base compensation nor vacation time earned but unpaid as of December 31, 2018.

(2)
Amounts in this column reflect accelerated vesting of awards of restricted common shares under the LTIP awards that were outstanding at December 31, 2018. For purposes of this table, it is assumed that all the common shares under the performance-based LTIP awards have been earned and that the market value per restricted common share is $49.07, the closing market price per common share at the end of the 2018 transition period.

(3)
No payments are made and no vesting occurs if the Company terminates the officer for "cause" as defined in the LTIP awards.

(4)
This reflects the occurrence of a change in control without termination, which would not trigger severance payments under the Change in Control Severance Agreement.

(5)
This reflects the occurrence of a change in control and the officer's employment was terminated by the Company without cause or by the officer with good reason, thereby triggering severance payments under the Change in Control Severance Agreement, assuming that all conditions under such agreement had been met as of December 31, 2018.

(6)
Includes the reimbursement of health care benefits, estimated to be $20,333 for Mr. Decker, $14,583 for Mr. Kirchmann, and $20,262 for Ms. Olson, assuming the reimbursement is for the full 18-month period and based on monthly premiums in place as of December 31, 2018.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information regarding the ratio of the total compensation of its median employee for the 2018 transition period to the total compensation of Mark O. Decker, Jr., the Company's President and Chief Executive Officer (the "CEO"), for the 2018 transition period. The Company considers the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements in Item 402(u) of Regulation S-K.

For the eight-month transition period ended December 31, 2018:

  •
  the total compensation of the employee who represents the Company's median compensated employee (other than the CEO) was $28,419; and

  •
  the total compensation of the CEO, as reported in the Summary Compensation Table above, was $1,100,064.

Based on this information, for the 2018 transition period, the annual total compensation of our CEO was 39 times the median total compensation of all of our employees (other than the CEO) for the 2018 transition period.

Determining the Median Employee

Since the proxy statement for the fiscal year ended April 30, 2018 (the "2018 proxy statement"), there has been no significant change in the Company's employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. However, because the original median employee determined for the 2018 proxy statement is no longer employed by the Company, the Company is using another employee whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee. For purposes of the pay ratio calculation, the Company's employee population consists of all full-time and part-time employees at all locations, including all temporary employees employed as of the measurement date, and compensation is based on actual wages and benefits paid, according to U.S. and local payroll records, using annualized compensation for all employees who were new hires.

Compensation Measure and Total Compensation of the Median Employee for the 2018 Transition Period

With respect to the total compensation of the median employee for the eight months ended December 31, 2018, the Company calculated such employee's compensation for the 2018 transition period in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Total Compensation of the CEO for the 2018 Transition Period

With respect to the total compensation of the CEO for the eight months ended December 31, 2018, the Company used the amount reported in the "Total" column of the Summary Compensation Table for the 2018 transition period included in this Proxy Statement.

Compensation Policies and Risk Management

The Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider the compensation of other senior officers and employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that the Company's compensation policies and practices would encourage excessive risk-taking:

  •
  Compensation for certain executive officers is composed of various components: base salary, short-term incentive cash awards, and long-term incentive equity awards. The mix is designed to balance near-term performance improvement with sustainable long-term value creation.

  •
  A significant percentage of compensation is equity-based, long-term compensation pursuant to LTIP awards. The use of RSUs encourages the Company's executive officers to focus on sustaining the Company's long-term performance because unvested awards could significantly decrease in value if the Company's business is not managed with long-term interests in mind.

  •
  The STIP and LTIP awards granted in the 2018 transition period utilize various performance goals. The STIP awards utilize the objective performance goals of Adjusted Funds From Operations ("AFFO") growth and same-store NOI Growth as well as subjective performance goals for progress on execution of the Company's strategic plan and meeting individual personal goals. The performance-based LTIP awards utilize the Company's TSR over a three-year period as compared to the TSRs of the constituent members of the MSCI U.S. REIT Index over the same period. The use of several performance goals was intentionally selected by the Compensation Committee with the goal of aligning executive compensation with long-term creation of shareholder value.

  •
  The 2015 Plan contains individual limitations on the maximum amount that may be granted or awarded in any calendar year to a participant, including under the STIP and LTIP awards. The Compensation Committee believes these limitations are currently set at appropriate maximum levels under the 2015 Incentive Plan.

  •
  The Company adopted an equity ownership and retention policy by which each executive and senior officer is required to maintain a multiple of his or her base salary in common shares. The multiples are 5x for the Chief Executive Officer, 2x for the other executive officers, 1x for senior vice presidents and 0.5x for vice presidents. In addition, the officers are required to retain 60% of the net shares received under equity awards until either the officer reaches the ownership required level, is no longer employed by the Company, or ceases to be an officer. This policy requires each executive officer to maintain a meaningful equity interest in the Company that could significantly decrease in value if the Company's business is not managed with long-term interest in mind.

  •
  The Company adopted a "clawback" policy by which, with respect to any incentive awards granted after May 1, 2015, the Board will have the right to recoup all or any portion of incentive awards granted based on the Company's financial statements if the person had engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to a material restatement of such financial statements.

  •
  The Company adopted a policy prohibiting executive and senior officers from engaging in hedging or monetization transactions involving the Company's securities and from pledging the Company's securities as collateral for a loan, including through the use of traditional margin accounts with a broker.

The Compensation Committee believes that this combination of factors encourages prudent management of the Company and discourages executive officers from taking risks that are not in the Company's long-term interest. Accordingly, the Compensation Committee believes the Company's compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

401(k) Plan

The Company sponsors a defined contribution 401(k) retirement plan. Employees over the age of 21 may participate in the Company's 401(k) plan, except for collectively bargained employees, non-resident alien employees, and part-time/temporary/seasonal employees scheduled to work less than 1,000 hours of service within the plan year. Eligible employees can participate in the plan immediately upon hire, but are not eligible for the employer match until they have completed six months of service and are age 21. Employees participating in the 401(k) plan may contribute up to maximum levels established by the IRS. The Company currently matches, dollar-for-dollar, employee contributions to the 401(k) plan in an amount equal to up to 5% of the wages of each employee participating in the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

During the 2018 transition period, the following served as members of the Compensation Committee of the Board of Trustees, either for all or part of the 2018 transition period: Ms. Linda J. Hall (Chair), Mr. Terrance P. Maxwell, Mr. John A. Schissel, and Ms. Emily Nagle Green. None of the members of the Compensation Committee currently is, or formerly was, an officer or employee of the Company. During the 2018 transition period, none of the Company's executive officers served on the Compensation Committee or any similar committee of any other entity or served as a director for any other entity whose executive officers served on the Company's Compensation Committee.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

Description of Proposal

The Audit Committee has approved the selection of Grant Thornton LLP ("Grant Thornton") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. If this selection of auditors is not ratified by the shareholders at the Annual Meeting, the Audit Committee will review its future selection of independent auditors.

The Company expects that representatives of Grant Thornton will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Vote Required

This proposal requires the affirmative vote of a majority of the voting power of the shareholders present in person or by proxy, provided a quorum is present, for approval.

Vote Recommended

The Board recommends that you vote FOR the ratification of the selection of Grant Thornton as the Company's independent auditor for the fiscal year ending December 31, 2019.

 ACCOUNTING AND AUDIT COMMITTEE MATTERS

Fees Paid to the Company's Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees incurred for the audit and other services provided by Grant Thornton for the 2018 transition period and for fiscal year 2018 (which was from May 1, 2017 through April 30, 2018). These amounts include reimbursed expenses. The Audit Committee approves in advance all fees paid to, and services provided by, the Company's independent registered public accounting firm. The Audit Committee has considered the services provided by Grant Thornton in the 2018 transition period and has determined that all such services were compatible with maintaining Grant Thornton's independence.

	2018 Transition Period	Fiscal Year 2018
Audit Fees	$547,201	$559,292
Audit-Related Fees	—	12,480
Tax Fees	—	—
All Other Fees	—	4,900

Total	$547,201	$576,672

Audit Fees:    This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q, and services that are normally provided by the independent accountant in connection with regulatory filings, such as comfort letters and consents and assistance with and reviews of documents filed with the SEC.

Audit-Related Fees:    This category consists of assurance and related services provided by the independent accountant that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category generally include fees for benefit plan audits.

Tax Fees:    This category consists of professional services rendered by the independent accountant primarily in connection with the Company's tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.

All Other Fees:    This category consists of fees for other permissible services that do not meet the above category descriptions. These fees ($0 in the 2018 transition period and $4,900 in fiscal year 2018) represent the annual charge to the Company for a web-based accounting research tool.

 REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently is composed of three independent trustees, Michael T. Dance (Chair), Jeffrey P. Caira, and Mary J. Twinem. The Board has determined that each of the Audit Committee members meets the independence and experience requirements of the rules and regulations of the NYSE and SEC, as currently applicable to the Company.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("GAAP") and for management's report on internal control over financial reporting. The Company's independent registered public accounting firm, Grant Thornton LLP, is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee's responsibility is to monitor and review these processes.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Grant Thornton LLP to review and discuss annual and quarterly financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with Grant Thornton LLP matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board standards, including the reasonableness of judgments and the clarity and completeness of financial disclosures.

In addition, the Audit Committee discussed with Grant Thornton LLP matters relating to its independence and has received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence.

The Audit Committee pre-approves all services provided by the independent auditor to the Company, and the related fees for such services, and has concluded that all such services provided in the 2018 transition period were compatible with the auditors' independence. See "Proposal 3: Ratification of Selection of Independent Auditor" for more information regarding fees paid to the Company's independent auditors for services in the 2018 transition period and fiscal year 2018.

During the 2018 transition period, the Audit Committee continued to monitor and review the internal auditor's ongoing testing of the effectiveness of the Company's internal controls. The findings of the internal auditor were reported to the Audit Committee on a quarterly basis. Grant Thornton LLP, as part of its audit of the Company's financial statements for the 2018 transition period, independently reviewed the Company's internal controls.

On the basis of the reviews and discussions the Audit Committee has had with Grant Thornton LLP, the Company's internal auditor, and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of the Company's audited financial statements in the Company's Transition Report on Form 10-KT for the fiscal year ended December 31, 2018 for filing with the SEC.

The Audit Committee has selected Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board of Trustees has concurred in that selection and has presented the matter to the shareholders of the Company for ratification.

Submitted by the Audit Committee of the Board:

Michael T. Dance (Chair)
Jeffrey P. Caira

Mary J. Twinem

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act ("Section 16(a)") requires that the trustees and executive officers of the Company and holders of more than 10% of the Company's equity securities file with the SEC, within specified due dates, initial reports of beneficial ownership of the Company's equity securities on Form 3; reports of changes in ownership of the Company's equity securities on Form 4; and annual reports of changes in ownership of the Company's equity securities on Form 5. As a matter of practice, the Company's administrative staff assists the trustees and executive officers with these reporting requirements. The Company is required to disclose whether it has knowledge that any person required to file such reports may have failed to do so in a timely manner. Based solely on a review of Section 16(a) reports filed with the SEC either reflecting transactions that had occurred during fiscal year 2018 or had been filed during the 2018 transition period and on written representations from the Company's trustees and executive officers that no other reports were required during the 2018 transition period, the Company believes that all of the Section 16(a) reporting obligations for the 2018 transition year were met, except that Mark O. Decker, Jr., John A. Kirchmann, and Anne M. Olson untimely filed a report relating to the vesting of certain restricted stock units on a time-based vesting schedule, which vesting was reported by each individual on a Form 5 report filed on February 14, 2019.

SHAREHOLDER PROPOSALS AND NOMINATIONS

The Company did not receive a request from any shareholder that a matter be submitted to a vote at the Annual Meeting or that a trustee nominee be included in this Proxy Statement.

Shareholders who wish to submit a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the 2020 annual meeting of shareholders must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 of the Exchange Act, including delivering the required materials to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988, no later than by January 2, 2020 in order to be included in the Company's proxy statement and form of proxy for such meeting pursuant to Rule 14a-8 of the Exchange Act. Shareholders who wish to submit a shareholder proposal outside of the processes of Rule 14a-8 of the Exchange Act, but rather in compliance with Article III, Section 6(A) of the Company's Bylaws, must comply with the requirements of the Bylaws, including delivering the required materials to the Company's Secretary at the above address no earlier than the close of business on February 14, 2020 and no later than the close of business on March 15, 2020. If such notice is received by the Company on or after March 15, 2020, then such notice will be considered untimely. Shareholder proposals submitted in this manner will not be included in the Company's proxy statement or form of proxy. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who wish to propose a trustee nominee for the 2020 annual meeting of shareholders must comply with Article III, Section 6(B) of the Company's Bylaws, including delivering the required materials to the Company's Secretary at the following address: Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on February 14, 2020 and no later than the close of business on March 15, 2020. Such shareholder nominations will not be included in the Company's proxy statement or form of proxy. For more information on recommending individuals for consideration as nominees to the Company's Board of Trustees, see the discussion under "Corporate Governance and Board Matters — Board Committees."

 SHAREHOLDERS WITH THE SAME LAST NAME AND ADDRESS

In accordance with notices that the Company sent to certain shareholders, the Company is sending only a single copy of its proxy materials or Notice of Availability of Proxy Materials, as applicable, to shareholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing the Company's common shares at two different brokerage firms, your household will receive two copies of the Company's proxy materials, one from each brokerage firm.

If you received a householded mailing this year and you would like to have separate proxy materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Investor Relations Department by mail to Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988, or by calling Investor Relations between 8:30 a.m. and 5:00 p.m. Central Time at 1-701-837-4738. Similarly, you may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

COMMUNICATING WITH IRET

If you would like to receive information about the Company, you may use one of the following methods:

  1.
  The Company's Internet site, located at www.iretapartments.com, contains information about the Company and its properties. The "Investors" section of the site contains press releases, earnings releases, financial information, and stock quotes, as well as corporate governance information and links to the Company's SEC filings. This Proxy Statement and the Transition Report on Form 10-KT for the eight-month transition period ended December 31, 2018, are both available on www.iretapartments.com.

  2.
  To have information such as the Company's latest quarterly or annual report mailed to you, please either call 1-701-837-4738 or send a request by email to "ir@iret.com" or by mail to: Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988.

If you would like to contact the Company, please call Investor Relations at 1-701-837-4738, or send correspondence to: Investor Relations, Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988.

 OTHER MATTERS

It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Trustees
Anne Olson General Counsel and Secretary

May 1, 2019
Minot, North Dakota

Upon written request of any shareholder entitled to receive this Proxy Statement, the Company will provide, without charge, a copy of its Transition Report on Form 10-KT, including the consolidated financial statements, the notes thereto, and the financial statement schedules, as filed with the Securities and Exchange Commission. Any such request should be addressed to Anne Olson, Chief Operating Officer, General Counsel, and Secretary of the Company, at Investors Real Estate Trust, 1400 31st Avenue SW, Suite 60, P.O. Box 1988, Minot, ND 58702-1988. This request must include a representation by the shareholder that as of April 18, 2018, the shareholder is entitled to vote at the Annual Meeting.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/12/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. INVESTORS REAL ESTATE TRUST 1400 31st Ave SW SUITE 60 Minot, ND 58702-1988 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/12/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Trustees recommends you vote FOR the following: 1. Election of Trustees Nominees Jeffrey P. Caira For 0 0 0 0 0 0 0 0 For 0 Against 0 0 0 0 0 0 0 0 Against 0 Abstain 0 0 0 0 0 0 0 0 Abstain 0 1A For 0 Against 0 Abstain 0 1B Michael T. Dance 3. RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019. 1C Mark O. Decker, Jr. 1D Emily Nagle Green NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1E Linda J. Hall 1F Terrance P. Maxwell 1G John A. Schissel 1H Mary J. Twinem The Board of Trustees recommends you vote FOR proposals 2 and 3. 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000422323_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com The Investors Real Estate Trust 49th Annual Meeting of Shareholders will be held on June 13, 2019, at 9:00 a.m. CDT at the Company's offices located at 800 LaSalle Avenue, Suite 1600 Minneapolis, Minnesota 55402 This proxy is Solicited on Behalf of the IRET Board of Trustees. The undersigned holder of Common Shares of Beneficial Interest of INVESTORS REAL ESTATE TRUST, a North Dakota Real Estate Investment Trust ("IRET"), hereby appoints Mark O. Decker, Jr. and Theodore C. Cadwell, Jr., and each of them (the "Representatives"), the true and lawful proxies of the undersigned, with the full power of substitution, to vote on behalf of the undersigned all Common Shares of Beneficial interest of IRET which the undersigned is entitled to vote at the 2019 Annual Meeting of Shareholders of IRET to be held at 800 LaSalle Ave., Suite 1600, Minneapolis, Minnesota 55402, on June 13, 2019, at 9:00 a.m., CDT, or any adjournment thereof, in the manner hereafter indicated. In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS TRUSTEES, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AND FOR RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF IRET, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. This Proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to IRET. Continued and to be signed on reverse side 0000422323_2 R1.0.1.18